                                                                  EXHIBIT (b)(3)

================================================================================









                          SECOND AMENDED AND RESTATED

                               CREDIT AGREEMENT

                                     AMONG

                                  KEVCO, INC.

                                CERTAIN LENDERS

                                      AND

              NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE AGENT


                               December 1, 1997









================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

                                   ARTICLE 1

                                  Definitions
                                  -----------

     Section 1.1    Defined Terms...........................................   1
                    -------------
     Section 1.2    Amendments and Renewals.................................  24
                    -----------------------
     Section 1.3    Construction............................................  24
                    ------------

                                   ARTICLE 2

                                    Advances
                                    --------
     Section 2.1     The Advances...........................................  24
                     ------------
     Section 2.2     Manner of Borrowing and Disbursement...................  25
                     ------------------------------------
     Section 2.3     Interest...............................................  27
                     --------
     Section 2.4     Fees...................................................  28
                     ----
     Section 2.5     Prepayment and Payments................................  29
                     -----------------------
     Section 2.6     Reduction of Commitments...............................  32
                     ------------------------
     Section 2.7     Non-Receipt of Funds by the Administrative Agent.......  32
                     ------------------------------------------------
     Section 2.8     Payment of Principal of Advances.......................  33
                     --------------------------------
     Section 2.9     Reimbursement..........................................  35
                     -------------
     Section 2.10    Manner of Payment......................................  35
                     -----------------
     Section 2.11    LIBOR Lending Offices..................................  37
                     ---------------------
     Section 2.12    Sharing of Payments....................................  37
                     -------------------
     Section 2.13    Calculation of LIBOR Rate..............................  38
                     -------------------------
     Section 2.14    Booking Loans..........................................  38
                     -------------
     Section 2.15    Taxes..................................................  38
                     -----
     Section 2.16    Letters of Credit......................................  42
                     -----------------

                                   ARTICLE 3

                              Conditions Precedent
                              --------------------

     Section 3.1     Conditions Precedent to Refinancing of the Existing
                     ---------------------------------------------------
                     Credit Agreement, the Loan Documents, the Initial Advances
                     ----------------------------------------------------------
                     and the Initial Letters of Credit......................  47
                     ---------------------------------
     Section 3.2     Conditions Precedent to All Advances and Letters
                     ------------------------------------------------
                     of Credit..............................................  50
                     ---------
     Section 3.3     Conditions Precedent to Conversions and Continuations..  51
                     -----------------------------------------------------

                                   ARTICLE 4

                        Representations and Warranties
                        ------------------------------

     Section 4.1  Representations and Warranties............................  51
                  ------------------------------
     Section 4.2  Survival of Representations and Warranties, etc...........  58
                  -----------------------------------------------

                                   ARTICLE 5

                               General Covenants
                               -----------------

     Section 5.1     Preservation of Existence and Similar Matters..........  58
                     ---------------------------------------------
     Section 5.2     Business; Compliance with Applicable Law...............  58
                     ----------------------------------------
     Section 5.3     Maintenance of Properties..............................  58
                     -------------------------
     Section 5.4     Accounting Methods and Financial Records...............  59
                     ----------------------------------------
     Section 5.5     Insurance..............................................  59
                     ---------
     Section 5.6     Payment of Taxes and Claims............................  59
                     ---------------------------
     Section 5.7     Visits and Inspections.................................  59
                     ----------------------
     Section 5.8     Payment of Indebtedness................................  59
                     -----------------------
     Section 5.9     Use of Proceeds........................................  60
                     ---------------
     Section 5.10    Indemnity..............................................  60
                     ---------
     Section 5.11    Environmental Law Compliance...........................  61
                     ----------------------------
     Section 5.12    Further Assurances.....................................  62
                     ------------------
     Section 5.13    Subsidiaries...........................................  63
                     ------------

                                   ARTICLE 6

                             Information Covenants
                             ---------------------

     Section 6.1    Quarterly Financial Statements and Information..........  64
                    ----------------------------------------------
     Section 6.2    Annual Financial Statements and Information;
                    --------------------------------------------
                     Certificate of No Default..............................  64
                     -------------------------
     Section 6.3    Compliance Certificate..................................  64
                    ----------------------
     Section 6.4    Copies of Other Reports and Notices.....................  64
                    -----------------------------------
     Section 6.5    Notice of Litigation, Default and Other Matters.........  65
                    -----------------------------------------------
     Section 6.6    ERISA Reporting Requirements............................  66
                    ----------------------------

                                   ARTICLE 7

                              Negative Covenants
                              ------------------

     Section 7.1     Indebtedness...........................................  67
                     ------------
     Section 7.2     Liens..................................................  68
                     -----
     Section 7.3     Investments............................................  68
                     -----------

     Section 7.4     Liquidation, Merger, New Subsidiaries..................  69
                     -------------------------------------
     Section 7.5     Sale of Assets.........................................  69
                     --------------
     Section 7.6     Acquisitions...........................................  69
                     ------------
     Section 7.7     Restricted Payments....................................  70
                     -------------------
     Section 7.8     Affiliate Transactions.................................  70
                     ----------------------
     Section 7.9     Compliance with ERISA..................................  71
                     ---------------------
     Section 7.10    Leverage Ratio.........................................  71
                     --------------
     Section 7.11    Fixed Charge Coverage Ratio............................  71
                     ---------------------------
     Section 7.12    Net Worth..............................................  71
                     ---------
     Section 7.13    Sale and Leaseback.....................................  72
                     ------------------
     Section 7.14    Sale or Discount of Receivables........................  72
                     -------------------------------
     Section 7.15    Capital Expenditures...................................  72
                     --------------------
     Section 7.16    Amendments and Waivers of Institutional Debt or
                     -----------------------------------------------
                     Subordinated Debt......................................  72
                     -----------------

                                   ARTICLE 8

                                    Default
                                    -------

     Section 8.1     Events of Default......................................  73
                     -----------------
     Section 8.2     Remedies...............................................  76
                     --------

                                   ARTICLE 9

                            Changes in Circumstances
                            ------------------------

     Section 9.1     LIBOR Basis Determination Inadequate...................  76
                     ------------------------------------
     Section 9.2     Illegality.............................................  77
                     ----------
     Section 9.3     Increased Costs........................................  77
                     ---------------
     Section 9.4     Effect On Base Rate Advances...........................  78
                     ----------------------------
     Section 9.5     Capital Adequacy.......................................  78
                     ----------------
     Section 9.6     Replacement Lender.....................................  79
                     ------------------

                                   ARTICLE 10

                            Agreement Among Lenders
                            -----------------------

     Section 10.1    Agreement Among Lenders................................  79
                     -----------------------
     Section 10.2    Lender Credit Decision.................................  82
                     ----------------------
     Section 10.3    Benefits of Article....................................  82
                     -------------------

                                  ARTICLE 11

                                 Miscellaneous
                                 -------------

     Section 11.1     Notices...............................................  82
                      -------
     Section 11.2     Expenses..............................................  83
                      --------
     Section 11.3     Waivers...............................................  84
                      -------
     Section 11.4     Determination by the Lenders Conclusive and Binding...  84
                      ---------------------------------------------------
     Section 11.5     Set-Off...............................................  84
                      -------
     Section 11.6     Assignment............................................  85
                      ----------
     Section 11.7     Counterparts..........................................  87
                      ------------
     Section 11.8     Severability..........................................  87
                      ------------
     Section 11.9     Interest and Charges..................................  88
                      --------------------
     Section 11.10    Headings..............................................  88
                      --------
     Section 11.11    Amendment and Waiver..................................  88
                      --------------------
     Section 11.12    Exception to Covenants................................  89
                      ----------------------
     Section 11.13    No Liability of Issuing Bank..........................  89
                      ----------------------------
     Section 11.14    Amendment, Restatement, Extension, Renewal
                      ------------------------------------------
                      and Increase..........................................  89
                      ------------
     SECTION 11.15    GOVERNING LAW.........................................  90
                      -------------
     SECTION 11.16    WAIVER OF JURY TRIAL..................................  90
                      --------------------
     SECTION 11.17    ENTIRE AGREEMENT......................................  90
                      ----------------

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of December 1, 1997, among KEVCO , INC., a Texas corporation ("Borrower"), the Lenders from
                                                --------
time to time party hereto, and NATIONSBANK OF TEXAS, N.A., a national banking association, as administrative agent for the Lenders.


                                  BACKGROUND
                                  ----------

     The Lenders have been requested to provide the Borrower the funds to (a) consummate the Shelter Components Transaction (as hereinafter defined), (b) refinance a portion of the existing debt of the Borrower and its Subsidiaries (as hereinafter defined) and Shelter Components (as hereinafter defined) and its Subsidiaries, including, but not limited to the debt of Kevco Delaware (as hereinafter defined) outstanding pursuant to the terms of that certain Amended and Restated Credit Agreement, dated as of February 27, 1997, among Kevco Delaware, the lenders party thereto, and NationsBank of Texas, N.A., as the Administrative Agent, as amended (the "Existing Credit Agreement"), (c) pay
                                       -------------------------
certain fees and expenses related to the Shelter Components Transaction, and (d) finance the ongoing working capital and general corporate requirements of the Borrower and its Subsidiaries. The Lenders have agreed to provide a portion of such financing, subject to the terms and conditions set forth below.

     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Existing Credit Agreement shall be amended, restated and superseded as follows:


                                   ARTICLE 1

                                  Definitions
                                  -----------

     Section 1.1  Defined Terms.  For purposes of this Agreement:
                  -------------

     "Acquisitions" means any transaction pursuant to which the Borrower or any
      ------------
of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i) acquires more than 50% of the equity interest in any Person pursuant to a solicitation by the Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions not involving a tender offer, or a combination of any of the foregoing, (ii) except as permitted by Section 7.3(f)
                                                                 --------------
hereof with respect to a newly-formed corporation and Section 7.4(b) hereof with
                                                      --------------
respect to an existing Subsidiary of the Borrower, makes any corporation a Subsidiary of the Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of the Borrower or such Subsidiary, to be merged into the Borrower or such

Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary of the Borrower or such Subsidiary), or (iii) agrees to purchase all or substantially all of the assets of any corporation, pursuant to a merger, purchase of assets or other reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or such Subsidiary, or any combination thereof, or (b) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

     "Acquisition Consideration" means the consideration given by the Borrower
      -------------------------
or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property or services given, plus (b) consideration paid with the proceeds of Indebtedness permitted pursuant to this Agreement, plus (c) the amount of any Indebtedness and Operating Leases (calculated to be the product of annual rentals multiplied by six) assumed, incurred or guaranteed in connection with such Acquisition by the Borrower or any of its Subsidiaries that is a Subsidiary immediately prior to such Acquisition.

     "Adjusted LIBOR Rate" means, for any LIBOR Advance for any Interest Period
      -------------------
therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the LIBOR Rate for such LIBOR Advance for such Interest Period by (b) 1 minus the Reserve Requirement for such LIBOR Advance for such Interest Period.

     "Adjustment Date" means, for purposes of the Applicable Base Rate Margin,
      ---------------
the Applicable LIBOR Rate Margin, the commitment fees payable pursuant to
Section 2.4(a) hereof and the Letter of Credit fees payable pursuant to Section
--------------                                                          -------
2.16(f)(i) hereof, the date which is two Business Days after the date of receipt
----------
by the Administrative Agent of the financial statements required to be delivered pursuant to Section 6.1 or 6.2 hereof, as applicable, and the Compliance
            -----------    ---
Certificate required pursuant to Section 6.3 hereof.
                                 -----------

     "Administrative Agent" means NationsBank of Texas, N.A., a national banking
      --------------------
association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 10.1(b) hereof.
                                           ---------------

     "Advance" means any amount advanced by the Lenders to the Borrower pursuant
      -------
to Article 2 hereof on the occasion of any borrowing.
   ---------

     "Affiliate" means any Person that, directly or indirectly, through one or
      ---------
more Persons, Controls or is Controlled By or Under Common Control with such Person, or in the case of any Lender which is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor.

     "Agreement" means this Second Amended and Restated Credit Agreement, as
      ---------
amended, modified, supplemented or restated from time to time to the extent remitted pursuant hereto.

     "Agreement Date" means the date of this Agreement.
      --------------

     "Applicable Base Rate Margin" means the following per annum percentages,
      ---------------------------
applicable in the following situations:

                                                             Facility A
                                                             Term Loan       Facility
                                                            Advances and     B Term
                                                              Revolving        Loan
                   Applicability                              Advances       Advances
                   -------------                           ---------------  ----------
     (a)  The Leverage Ratio is greater than or                 0.750          1.250
          equal to 5.00 to 1
     (b)  The Leverage Ratio is greater than or                 0.500          1.000
          equal to 4.50 to 1 but less than 5.00 to 1
     (c)  The Leverage Ratio is greater than or                 0.250          0.750
          equal to 3.75 to 1 but less than 4.50 to 1
     (d)  The Leverage Ratio is less than 3.75 to 1             0.000          0.500

The Applicable Base Rate Margin payable by the Borrower on the Base Rate Advances outstanding hereunder shall be adjusted on each Adjustment Date as tested by using the Leverage Ratio for the most recent four fiscal quarters. If the financial statements required pursuant to Section 6.1 or 6.2 hereof, as
                                              -----------    ---
applicable, and the related Compliance Certificate are not received by the Administrative Agent by the date required, the Applicable Base Rate Margin shall be determined as if the Leverage Ratio is greater than or equal to 5.00 to 1 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the foregoing, the Applicable Base Rate Margin from and after the Agreement Date until and including two Business Days following the date of receipt of the financial statements for the fiscal quarter ending June 30, 1998 and related Compliance Certificate shall be determined as if the Leverage Ratio is greater than or equal to 5.00 to 1.

     "Applicable Environmental Laws" means applicable laws pertaining to health
      -----------------------------
or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as
          ------
amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid
                            ----
Waste Disposal Act.

     "Applicable Law" means (a) in respect of any Person, all provisions of
      --------------
constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable
                                                                   ----------
Law" shall mean the laws of the United States of America, including without
---
limitation 12 USC (S)(S) 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-IH, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. IH"), if applicable,
                                                    -------
and if Art. IH is not applicable, Article 5069-ID, Title 79, Revised Civil Statutes, 1925, as amended ("Art. ID"), and any other statute of the State of
                             -------
Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Documents.

     "Applicable LIBOR Rate Margin" means the following per annum percentages,
      ----------------------------
applicable in the following situations:

                                                            Facility A
                                                            Term Loan       Facility
                                                           Advances and     B Term
                                                             Revolving        Loan
                   Applicability                             Advances       Advances
                   -------------                           ------------     --------
     (a)  The Leverage Ratio is greater than or                2.250          2.750
          equal to 5.00 to 1
     (b)  The Leverage Ratio is greater than or                2.000          2.500
          equal to 4.50 to 1 but less than 5.00 to 1
     (c)  The Leverage Ratio is greater than or                1.750          2.250
          equal to 3.75 to 1 but less than 4.50 to 1
     (d)  The Leverage Ratio is greater than or                1.500          2.000
          equal to 3.00 to 1 but less than 3.75 to 1
     (e)  The Leverage Ratio is less than 3.00 to 1            1.250          1.750

The Applicable LIBOR Rate Margin payable by the Borrower on the LIBOR Advances outstanding hereunder shall be adjusted on each Adjustment Date as tested by using the Leverage Ratio for the most recent four fiscal quarters. If the financial statements required pursuant to Section 6.1 or 6.2 hereof, as
                                          -----------    ---
applicable, and the related Compliance Certificate are not received by the Administrative Agent by the date required, the Applicable LIBOR Rate Margin shall be determined as if the Leverage Ratio is greater than or equal to 5.00 to 1 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the foregoing, the Applicable LIBOR Rate Margin from and after the Agreement Date until and including two Business Days following the date of receipt of the audited financial statements for the fiscal quarter ending June 30, 1998 and the related Compliance Certificates shall be determined as if the Leverage Ratio is greater than or equal to 5.00 to 1.

     "Applicable Specified Percentages" means the Revolving Credit Specified
      --------------------------------
Percentage, the Facility A Term Loan Specified Percentage, the Facility B Term Loan Specified Percentage, or the Total Specified Percentage, as applicable in the context used.

     "Art. 1.04" shall have the meaning ascribed thereto in the definition of
      ---------
"Applicable Law."
 --------------

     "Assignees" means any assignee of a Lender pursuant to an Assignment
      ---------
Agreement and shall have the meaning ascribed thereto in Section 11.6 hereof.
                                                         ------------

     "Assignment Agreement" shall have the meaning ascribed thereto in Section
      --------------------                                             -------
11.6 hereof.
----

     "Authorized Signatory" means such senior personnel of the Borrower or any
      --------------------
of its Subsidiaries as may be duly authorized and designated in writing by the Borrower, or any of its Subsidiaries to execute documents, agreements and instruments on behalf of the Borrower or any Subsidiary, and to request Advances hereunder.

     "Base Cash Flow" means, for any period, determined in accordance with GAAP
      --------------
on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) EBITDA minus (b) Capital Expenditures.

     "Base Rate Advance" means any Advance bearing interest at the Base Rate
      -----------------
Basis.

     "Base Rate Basis" means, for any day, a per annum interest rate equal to
      ---------------
the higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day plus (iii) the Applicable Base Rate Margin, or (b) the sum of (i) the Prime Rate on such day plus (ii) the Applicable Base Rate Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as applicable, to account for such change.

     "Borrower" means Kevco, Inc., a Texas corporation.
      --------

     "Borrower Intellectual Property Security Agreement" means the Borrower
      -------------------------------------------------
Intellectual Property Security Agreement and Assignment executed by the Borrower, substantially in the form of Exhibit N hereto, as amended, modified,
                                       ---------
renewed, supplemented or restated from time to time.

     "Borrower Pledge Agreement" means that certain Borrower Pledge Agreement
      -------------------------
executed by the Borrower, substantially in the form of Exhibit H hereto, as
                                                       ---------
amended, renewed, supplemented or restated from time to time.

     "Borrower Security Agreement" means the security agreement relating to all
      ---------------------------
assets of the Borrower, substantially in the form of Exhibit D hereto, as
                                                     ---------
amended, modified, renewed, supplemented or restated from time to time.

     "Business Day" means a day on which commercial banks are open (a) for the
      ------------
transaction of business in Dallas, Texas and (b) with respect to any LIBOR Advance, for the transaction of international business (including dealings in Dollar deposits) in London, England.

     "Capital Expenditures" means, for any period, expenditures made by the
      --------------------
Borrower and its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements during such period and the aggregate amount of items leased or acquired under Capital Leases at the cost of the item) computed in accordance with GAAP, consistently applied.

     "Capital Leases" means capital leases and subleases, as defined in the
      --------------
Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, dated November 1976, as amended.

     "Capital Stock" means, as to any Person, the equity interests in such
      -------------
Person, including, without limitation, the shares of each class of Capital Stock in any Person that is a corporation, each class of partnership interest in any Person that is a partnership, and each class of membership interest in any Person that is a limited liability company.

     "Capitalized Lease Obligations" means that portion of any obligation of the
      -----------------------------
Borrower or any of its Subsidiaries as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

     "Cash and Cash Equivalents" means with respect to the Borrower and each of
      -------------------------
its Subsidiaries (a) cash, (b) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above, and (e) commercial paper issued by any Lender or the Borrower corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

     "Change of Control" means the occurrence of any of the following:  (a) the
      -----------------
sale, lease or transfer of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended),
(b) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (c) the acquisition by any Person or group (as such term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, "Group") (other than a Person organized for the benefit of, or a Group of Persons consisting of, Jerry E. Kimmel and members of his related family, provided that Jerry E. Kimmel is the beneficial owner of at least fifty percent of the ownership of such Person or Group or such Person or Group is "controlled" by Jerry E. Kimmel [within the meaning of "Control" as set forth in this
                                        -------
Agreement as though such Person or Group were a corporation]) of a direct or indirect majority in interest (more than 50%) of the voting power of the voting stock of the Borrower by way of merger or consolidation or otherwise, (d) Jerry
E. Kimmel (and a Person organized for the benefit of, or a Group of Persons consisting of, Jerry E. Kimmel and members of his related family, provided that Jerry E. Kimmel is the beneficial owner of at least fifty percent of the ownership of such Person or Group or such Person or Group is "controlled" by Jerry E. Kimmel [within the meaning of "Control" as set forth in this Agreement
                                        -------
as though such Person or Group were a corporation]) shall fail to own at least 25% of the voting power of the voting stock of the Borrower, (e) any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall own a percentage of the voting power of the voting stock of the Borrower which is greater than or equal to the percentage owned by Jerry E. Kimmel, or (f) any "change in control" or "change of control" or similar term howsoever defined or designated in any agreement governing any Institutional Debt of the Borrower or any of its Subsidiaries.

     "COBRA" shall have the meaning specified in Section 4.1(l) hereof.
      -----                                      --------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral" means any collateral granted by any Person to the
      ----------
Administrative Agent to secure the Obligations.

     "Collateral Document" means any document under which Collateral is granted
      -------------------
and any document related thereto.

     "Commercial Letter of Credit" means any letter of credit issued by the
      ---------------------------
Issuing Bank pursuant to Section 2.16(a) hereof, which is drawable upon
                         ---------------
presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

     "Commitments" means, collectively, the Revolving Credit Commitment, the
      -----------
Facility A Term Loan Commitment and the Facility B Term Loan Commitment.

     "Compliance Certificate" means a certificate, signed by an Authorized
      ----------------------
Signatory, in substantially the form of Exhibit E, appropriately completed.
                                        ---------

     "Consensual Lien" means only those Liens described in clauses (f) and (h)
      ---------------
of the definition of Permitted Liens.

     "Control" or "Controlled By" or "Under Common Control" means possession,
      -------      -------------      --------------------
directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 20% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

     "Controlled Group" means as of the applicable date, as to any Person not an
      ----------------
individual, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

     "Current Assets" means, for the Borrower and its Subsidiaries determined in
      --------------
accordance with GAAP on a consolidated basis, all current assets.

     "Current Liabilities" means, for the Borrower and its Subsidiaries
      -------------------
determined in accordance with GAAP on a consolidated basis, all current liabilities.

     "Debtor Relief Laws" means any applicable liquidation, conservatorship,
      ------------------
bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

     "Deed of Trust" means any leasehold or fee simple Deed of Trust or
      -------------
Mortgage, as applicable, relating to the real property and leasehold interests in real property of the Borrower and each of its Subsidiaries required to be pledged by the Administrative Agent, in substantially the form set forth in

Exhibit L-1 and Exhibit L-2 hereto, as amended, modified, renewed, supplemented
-----------     -----------
or restated from time to time.

     "Default" means an Event of Default and/or any of the events specified in
      -------
Section 8.1, regardless of whether there shall have occurred any passage of time
-----------
or giving of notice that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" means a simple per annum interest rate equal to (a) with
      ------------
respect to Base Rate Advances the lesser of (i) the Highest Lawful Rate or (ii) the Base Rate Basis plus two percent or (b) with respect to LIBOR Advances, the lesser of (i) the Highest Lawful Rate or (ii) the LIBOR Basis plus two percent.

     "Determining Lenders" means, on any date of determination, any combination
      -------------------
of Lenders whose Total Specified Percentages aggregate at least 51%; provided,
                                                                     --------
however, in the event that all of the Commitments have been terminated,
-------
"Determining Lenders" means, on any date of determination, any combination of
 ----------- -------
Lenders having at least 51% of the Advances then outstanding.

     "Dividend" means, as to any Person, (a) any declaration or payment of any
      --------
dividend (other than a stock dividend) on, or the making of any distribution, loan, advance or investment to or in any holder of, any shares of Capital Stock of such Person (other than salaries and bonuses paid in the ordinary course of business), and (b) any purchase, redemption or other acquisition or retirement for value by such Person of any shares of Capital Stock of such Person (other than the redemption or repurchase by Encore Industries, Inc. of shares of its Capital Stock owned by Persons other than Bowen Supply, Inc. not to exceed $25,000 in aggregate amount).

     "Dollar" or "$" means the lawful currency of the United States of America.
      ------      -

     "EBITDA" means, for any period, determined in accordance with GAAP on a
      ------
consolidated basis for the Borrower and its Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense, plus (c) depreciation and amortization, plus (d) to the extent deducted in calculating Pretax Net Income, non-cash charges incurred in connection with the Shelter Components Transaction not to exceed $2,000,000 in aggregate amount.

     "Eligible Assignee" means (a) any Lender; (b) a commercial bank organized
      -----------------
under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, having total assets in excess of $500,000,000, and not in receivership or conservatorship; (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is described in this clause; (e) the central bank of any country which is a member of the Organization for Economic Cooperation and Development;
(f) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $100,000,000, (g) any other entity (other than a natural person) that is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, and (h) any other entity approved by both the Borrower and the Administrative Agent, provided that, no Affiliate of the Borrower shall qualify as an Eligible Assignee; provided, however, with respect to any Eligible
                         --------  -------
Assignee described in clauses (f) or (g) above, for any such Eligible Assignee to have a Revolving Credit Specified Percentage hereunder its obligation to fund Revolving Credit Advances shall be irrevocably guaranteed by a Person that otherwise qualifies as an Eligible Assignee under any of clauses (a), (b), (c) or (d) above.

     "Equity Offering" means any offering, sale or issuance of Capital Stock of
      ---------------
the Borrower other than in respect of the exercise of stock options of such stock.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and any regulation promulgated thereunder.

     "ERISA Event" means, with respect to the Borrower and its Subsidiaries, (a)
      -----------
a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA; provided, however, that ERISA Event shall not include the termination by Service
--------  -------
Supply of its employee stock option plan.

     "Escrow Agreement" has the meaning given to such term in the Senior
      ----------------
Subordinated Notes Indenture.

     "Event of Default" means any of the events specified in Section 8.1,
      ----------------                                       -----------
provided that any requirement for notice or lapse of time has been satisfied.

     "Excess Cash Flow" means, for the Borrower and its Subsidiaries on a
      ----------------
consolidated basis for any period, an amount equal to (a) EBITDA for such period minus (b) the sum of (without duplication) (i) scheduled payments of Indebtedness for such period, (ii) cash interest expense for such period, (iii) cash income taxes for such period, (iv) actual Capital Expenditures during such period, (v) prepayments, whether voluntary or involuntary, of Indebtedness during such period, and (vi) Working Capital Adjustment.

     "Existing Letters of Credit" means those Letters of Credit outstanding on
      --------------------------
the Agreement Date, as described on Schedule 9 hereto.
                                    ----------

     "Facility A Term Loan Advance" means an Advance made pursuant to Section
      ----------------------------                                    -------
2.1(b) hereof.
------

     "Facility A Term Loan Commitment" means $40,000,000, as terminated pursuant
      -------------------------------
to Section 2.1(b) hereof.
   --------------

     "Facility A Term Loan Maturity Date" means December 31, 2003, or the
      ----------------------------------
earlier date of acceleration of the Facility A Term Loan Advances pursuant to
Section 8.2 hereof.
-----------

     "Facility A Term Loan Notes" means the promissory notes of the Borrower
      --------------------------
evidencing Facility A Term Loan Advances hereunder, substantially in the form of

Exhibit B hereto, together with any extension, renewal or amendment thereof, or
---------
substitution therefor.

     "Facility A Term Loan Specified Percentage" means, as to any Lender, the
      -----------------------------------------
percentage indicated beside its name on Schedule 1 hereto as its Facility A Term
                                        ----------
Loan Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

     "Facility B Term Loan Advance" means an Advance made pursuant to Section
      ----------------------------                                    -------
2.1(c) hereof.
------

     "Facility B Term Loan Commitment" means $50,000,000, as terminated pursuant
      -------------------------------
to Section 2.1(c) hereof.
   --------------

     "Facility B Term Loan Maturity Date" means December 31, 2004, or the
      ----------------------------------
earlier date of acceleration of the Facility B Term Loan Advances pursuant to

Section 8.2 hereof.
-----------

     "Facility B Term Loan Notes" means the promissory notes of the Borrower
      --------------------------
evidencing Facility B Term Loan Advances hereunder, substantially in the form of

Exhibit C hereto, together with any extension, renewal or amendment thereof, or
---------
substitution therefor.

     "Facility B Term Loan Specified Percentage" means, as to any Lender, the
      -----------------------------------------
percentage indicated beside its name on Schedule 1 hereto as its Facility B Term
                                        ----------
Loan Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by Administrative Agent.

     "Fee Letter" has the meaning specified in Section 2.4(b) hereof.
      ----------                               --------------

     "Fixed Charges" means, for any date of calculation, calculated for the
      -------------
Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication and excluding any mandatory or voluntary prepayments of Indebtedness, (a) interest expense (including interest expense pursuant to Capitalized Lease Obligations), plus (b) scheduled principal payments of Indebtedness, in each case for the applicable period immediately preceding the date of calculation.

     "Fixed Charge Coverage Ratio" means the ratio of Base Cash Flow to Fixed
      ---------------------------
Charges.

     "GAAP" means generally accepted accounting principles applied on a
      ----
consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     "Guaranty" or "Guaranteed", means (a) as applied to an obligation of
      --------      ----------
another Person, (i) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit and (b) an agreement, direct or indirect, contingent or otherwise, to maintain net worth, working capital, earnings or other financial performance of another Person.

     "Highest Lawful Rate" means at the particular time in question the maximum
      -------------------
rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Art. ID, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Art. ID.

     "Indebtedness" means, with respect to any Person, (a) all items which in
      ------------
accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien on any property or asset owned by such Person (other than accounts payable arising in the ordinary course of business), whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations in respect of letters of credit, bankers' acceptances and similar instruments, and all obligations under Interest Hedge Agreements, (d) any "withdrawal liability" of such Person, as such term is defined under Part I of Subtitle E of Title IV of ERISA, (e) any Guaranty of such Person of any obligation of another Person constituting obligations of a type set forth above, and (f) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date.

     "Indemnified Matters" has the meaning specified in Section 5.10(a) hereof.
      -------------------                               ---------------

     "Indemnitees" has the meaning specified in Section 5.10(a) hereof.
      -----------                               ---------------

     "Institutional Debt" means unsecured Indebtedness for borrowed money which
      ------------------
may be raised by the Borrower or any of its Subsidiaries in the private placement or public debt markets pursuant to the terms satisfactory to the Determining Lenders, but which shall exclude Subordinated Debt.

     "Intellectual Property Security Agreements" mean, collectively, the
      -----------------------------------------
Borrower Intellectual Property Security Agreement and each Subsidiary Intellectual Property Security Agreement.

     "Interest Hedge Agreements" means any and all agreements, devices or
      -------------------------
arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Interest Period" means the period beginning on the day any LIBOR Advance
      ---------------
is made and ending one, two, three or six months thereafter (as the Borrower shall select); provided, however, that all of the foregoing provisions are
               --------  -------
subject to the following:

          (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

          (c) the Borrower may not select any Interest Period in respect of Advances having an aggregate principal amount less than $1,000,000; and

          (d) there shall be outstanding at any one time no more than six Interest Periods in the aggregate.

     "Investment" means any acquisition of assets of any Person which is not an
      ----------
Acquisition, or any direct or indirect purchase or other acquisition of, or beneficial interest in, Capital Stock or other securities of any other Person which is not an Acquisition, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the occurrence or sufferance of Indebtedness or the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

     "Issuing Bank" means NationsBank of Texas, N.A. in its capacity as issuer
      ------------
of the Letters of Credit.

     "Kevco Delaware" means Kevco Delaware, Inc., a Delaware corporation and
      --------------
wholly-owned Subsidiary of the Borrower.

     "Landlord's Waivers" means, collectively, the Landlord's Agreement and
      ------------------
Landlord's Waiver and Consent relating to leasehold interests of the Borrower and each of its Subsidiaries, in substantially the form set forth in Exhibit M-1
                                                                     -----------
and Exhibit M-2 hereto, as amended, modified, renewed, supplemented or restated
    -----------
from time to time.

     "Lender" means each financial institution shown on the signature pages
      ------
hereof so long as such financial institution maintains a portion of any of the Commitments or is owed any part of the Obligations (including the Administrative Agent in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to Section 11.6 hereof, subject to the limitations set
                         ------------
forth therein.

     "L/C Cash Collateral Account" has the meaning specified in Section 2.16(h)
      ---------------------------                               ---------------
hereof.

     "L/C Related Documents" has the meaning specified in Section 2.16(e)
      ---------------------                               ---------------
hereof.

     "Letter of Credit" has the meaning specified in Section 2.16(a) hereof.
      ----------------                               ---------------

     "Letter of Credit Agreement" has the meaning specified in Section
      --------------------------                               -------
2.16(b)(i) hereof.
----------

     "Letter of Credit Facility" means the amount of Letters of Credit the
      -------------------------
Issuing Bank may issue pursuant to Section 2.16(a) hereof.
                                   ---------------

     "Leverage Ratio" means, for any date of determination (which shall be as of
      --------------
the first day of any fiscal quarter), the ratio of Total Debt as of the date of determination to EBITDA for the immediately preceding four fiscal quarters. For purpose of calculation of the Leverage Ratio only, with respect to assets not owned at all times during the four fiscal quarters immediately preceding the date of calculation of EBITDA, there shall be (i) included in EBITDA the pro forma EBITDA of any assets acquired during any such four fiscal quarters for the twelve months preceding the date of calculation and (ii) excluded from EBITDA the EBITDA of any assets disposed of during any of such fiscal quarters for the twelve months preceding the date of calculation.

     "LIBOR Advance" means an Advance which the Borrower requests to be made as
      -------------
a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.
                  -----------

     "LIBOR Basis" means a simple per annum interest rate equal to the lesser of
      -----------
(a) the Highest Lawful Rate, or (b) the sum of the LIBOR Rate plus the Applicable LIBOR Rate Margin. Once determined, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

     "LIBOR Lending Office" means, with respect to a Lender, the office
      --------------------
designated as its LIBOR Lending Office on Schedule 2 attached hereto, and such
                                          ----------
other office of the Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Agent.

     "LIBOR Rate" means, for any for any Interest Period the rate per annum
      ----------
(rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on
                 --------  -------
Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100th of 1%).

     "Lien" means, with respect to any property, any mortgage, lien, pledge,
      ----
collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

     "Loan Documents" means this Agreement, the Notes, the Security Agreements,
      --------------
the Fee Letter, any Interest Hedge Agreements entered into with any Lender or any Affiliate of any Lender, each Subsidiary Guaranty, each Subordination Agreement, the Pledge Agreements, the Deeds of Trust, and any other agreement executed, delivered or performable by any Obligor in connection herewith or as security for the Obligations.

     "Material Adverse Effect" means any act or circumstance or event that (a)
      -----------------------
causes a Default, (b) otherwise could reasonably be expected to be material and adverse to the business, assets, liabilities, financial condition, results of operations, business or prospects of the Borrower and its Subsidiaries taken as a whole, or (c) in any manner whatsoever does or could reasonably be expected to materially and adversely affect the validity or enforceability of any Loan Documents.

     "Maximum Amount" means the maximum amount of interest which, under
      --------------
Applicable Law, the Lenders are permitted to charge on the Obligations.

     "Monthly Date" means the last day of each month during the term of this
      ------------
Agreement.

     "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer
      ------------------
plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

     "NationsBank" means NationsBank of Texas, N.A., a national banking
      -----------
association, in its capacity as a Lender.

     "Necessary Authorization" means any right, franchise, license, permit,
      -----------------------
consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority or any Person necessary or appropriate to enable the Borrower or any of its Subsidiaries to maintain and operate its business and properties.

     "Negative Pledge" means any agreement, contract or other arrangement
      ---------------
whereby the Borrower or any of its Subsidiaries are prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets.

     "Net Cash Proceeds" means, with respect to any sale, lease, transfer or
      -----------------
disposition of any asset by or Indebtedness or Capital Stock of any Person, the aggregate amount of cash received by such Person in connection with such transaction minus reasonable fees, costs and expenses and related taxes.

     "Net Income" means net profit (or loss) after taxes of the Borrower and its
      ----------
Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Net Worth" means, for the Borrower and its Subsidiaries, on a consolidated
      ---------
basis, determined in accordance with GAAP, the sum of (a) Capital Stock taken at stated or par value, plus (b) capital surplus plus (c) retained earnings minus
(d) treasury stock.

     "Notes" means, collectively, the Revolving Credit Notes, the Facility A
      -----
Term Loan Notes and the Facility B Term Loan Notes.

     "Notice of Issuance" has the meaning specified in Section 2.16(b) hereof.
      ------------------                               ---------------

     "Obligations" means (a) all obligations of any nature (whether matured or
      -----------
unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower or any of its Subsidiaries to any Lender or any Affiliate of any Lender under the Loan Documents as they may be amended from time to time, and (b) all obligations of the Borrower or any Subsidiary for losses, damages, expenses or any other liabilities of any kind that any Lender or any Affiliate of any Lender may suffer by reason of a breach by the Borrower or any of its Subsidiaries of any obligation, covenant or undertaking with respect to any Loan Document.

     "Obligor" means the Borrower and each of its Subsidiaries.
      -------

     "Operating Lease" means any operating lease, as defined in the Financial
      ---------------
Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP.

     "Ownership Information" has the meaning specified in Section 11.6(j)
      ---------------------                               ---------------
hereof.

     "Participant" has the meaning specified in Section 11.6(c) hereof.
      -----------                               ---------------

     "Participation" has the meaning specified in Section 11.6(c) hereof.
      -------------                               ---------------

     "Payment Date" means the last day of the Interest Period for any LIBOR
      ------------
Advance.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Permitted Liens" means, as applied to any Person:
      ---------------

          (a) Any Lien in favor of the Lenders or the Administrative Agent to secure the Obligations hereunder;

          (b) (i) Liens on real estate for ad valorem taxes not yet delinquent, and other sums not yet due thereunder, (ii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and
     (iii) Liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

          (c) Liens of carriers, landlords, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

          (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

          (f) Liens created to secure the purchase price of assets (which includes, but is not limited to, equipment and leased equipment) acquired by such Person or created to secure Indebtedness permitted by Section
                                                                   -------
     7.1(c) hereof, which is incurred solely for the purpose of financing the
     ------
     acquisition of such assets and incurred at the time of acquisition, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Indebtedness related thereto is not increased;

          (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders;

          (h) Any Liens which are described on Schedule 3 hereto, and Liens
                                               ----------
     resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower;

          (i) Prior to the Shelter Components Merger, Liens on Capital Stock of Shelter Components; and

          (j) Liens on proceeds of the Senior Subordinated Notes with respect to the Escrow Agreement.

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA
      ----
(including a Multiemployer Plan) pursuant to which any employees of the Borrower, its Subsidiaries or any member of their Controlled Group participate.

     "Pledge Agreements" mean, collectively, the Borrower Pledge Agreement and
      -----------------
each Subsidiary Pledge Agreement.

     "Pretax Net Income" means net profit (or loss) before taxes of the Borrower
      -----------------
and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Prime Rate" means, at any time, the prime interest rate announced or
      ----------
published by the Reference Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in Dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Reference Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Reference Lender.

     "Quarterly Date" means the last day of each March, June, September and
      --------------
December, beginning December 31, 1997.

     "Reference Lender" means NationsBank; provided that if NationsBank's
      ----------------
portion of the Commitments shall terminate and it shall have no Advances outstanding hereunder, NationsBank shall cease to be the Reference Lender, and the Administrative Agent (after consultation with Borrower) shall, with notice to the Borrower and the Lenders, designate another Lender as the Reference Lender.

     "Register" has the meaning specified in Section 11.6(j) hereof.
      --------                               ---------------

     "Reimbursement Obligations" means, in respect of any Letter of Credit as at
      -------------------------
any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit and not theretofore reimbursed by the Borrower.

     "Release Date" means the date on which the Notes have been paid, all other
      ------------
Obligations due and owing have been paid and performed in full, and the Commitments have been terminated.

     "Reportable Event" shall have the meaning set forth in Section 4043(b) of
      ----------------
ERISA.

     "Reserve Requirement" means, at any time, the maximum rate at which
      -------------------
reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate (as the case may be) is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Advances. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Restricted Payments" means, collectively, (a) Dividends, (b) loans to
      -------------------
directors, officers and employees of the Borrower and its Subsidiaries and (c) any (i) payment or prepayment of principal, premium or penalty on any Subordinated Debt of the Borrower or any of its Subsidiaries or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt (including, without limitation, the setting aside of assets or the deposit of funds therefor) of the Borrower or any of its Subsidiaries, (ii) payment of liquidated damages or payment or prepayment of interest on any Subordinated Debt, and (iii) payment, if any, arising under the Tax Indemnification Agreement.

     "Revolving Commitment Fee" has the meaning specified in Section 2.4(a)
      ------------------------                               --------------
hereof.

     "Revolving Commitment Maturity Date" means December 31, 2003, or the
      ----------------------------------
earlier date of termination in whole of the Revolving Credit Commitment pursuant to Section 2.6 or 8.2 hereof.
   -----------    ---

     "Revolving Credit Advance" means an Advance made pursuant to Section 2.1(a)
      ------------------------                                    --------------
hereof.

     "Revolving Credit Commitment" means $35,000,000.00, as reduced or
      ---------------------------
terminated pursuant to Sections 2.6 or 8.2 hereof.
                       ------------    ---

     "Revolving Credit Note" means the Promissory Note of Borrower evidencing
      ---------------------
Revolving Credit Advances hereunder, substantially in the form of Exhibit A
                                                                  ---------
hereto, given in renewal and replacement of the promissory note evidencing revolving credit advances under the Existing Credit Agreement, together with any extension, renewal, or amendment thereof, or substitution therefor.

     "Revolving Credit Specified Percentage" means, as to any Lender, the
      -------------------------------------
percentage indicated beside its name on Schedule 1 hereto as its Revolving
                                        ----------
Credit Specified Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

     "SCC Acquisition" means SCC Acquisition Corp., an Indiana corporation and
      ---------------
wholly-owned Subsidiary of the Borrower, which upon the Shelter Components Merger will be merged with Shelter Components, with Shelter Components as the surviving corporation.

     "Security Agreements" mean, collectively, the Borrower Security Agreement
      -------------------
and each Subsidiary Security Agreement.

     "Senior Subordinated Notes" means (a) those certain senior subordinated
      -------------------------
notes of the Borrower due 2007 to be issued by the Borrower in connection with the Shelter Components Transaction which shall be subordinated to the Obligations on the terms set forth in the Senior Subordinated Notes Indenture and (b) all senior subordinated notes of the Borrower issued in exchange for the Senior Subordinated Notes on terms substantially identical to the terms of the Senior Subordinated Notes.

     "Senior Subordinated Notes Indenture" means that certain Indenture, dated
      -----------------------------------
as of December 1, 1997, by and among the Borrower, certain of its Subsidiaries as guarantors, and United States Trust Company of New York, as Trustee.

     "Shelter Components" means Shelter Components Corporation, an Indiana
      ------------------
corporation.

     "Shelter Components Merger" means the merger of SCC Acquisition with and
      -------------------------
into Shelter Components, with Shelter Components as the surviving corporation.

     "Shelter Components Merger Agreement" means that certain Agreement and Plan
      -----------------------------------
of Merger, dated as of October 21, 1997, by and among the Borrower, SCC Acquisition and Shelter Components, as amended, modified and supplemented.

     "Shelter Components Merger Documents" means the Shelter Components Merger
      -----------------------------------
Agreement and all other contracts, agreements or documents executed or delivered in connection with the Shelter Components Merger, as amended, modified and supplemented.

     "Shelter Components Tender" means the acquisition by the Borrower or SCC
      -------------------------
Acquisition of more than 50% (on a fully-diluted basis) of the issued and outstanding Capital Stock of Shelter Components.

     "Shelter Components Transaction" means, collectively, (a) the Shelter
      ------------------------------
Components Tender, (b) the Shelter Components Merger, (c) the issuance by the Borrower of the Senior Subordinated Notes, and (d) the refinancing of certain Indebtedness of the Borrower and its Subsidiaries.

     "Shepherd Acquisition" means, collectively, the acquisition by Shelter
      --------------------
Components of (a) the MH/RV division of Shepherd Products Co. and (b) certain assets of National Shelter Products for an aggregate purchase price with respect to clause (a) and (b) not to exceed $10,200,000.

     "Solvent" means, with respect to any Person, that the fair value of the
      -------
assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

     "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C.,
      ---------------
or such other legal counsel as the Administrative Agent may select.

     "Specified Percentage" means, as applicable or as the context requires, the
      --------------------
Revolving Credit Specified Percentage, the Facility A Term Loan Specified Percentage or the Facility B Term Loan Specified Percentage.

     "Standby Letter of Credit" means any letter of credit issued by the Issuing
      ------------------------
Bank pursuant to Section 2.16(a) hereof which is not a Commercial Letter of
                 ---------------
Credit.

     "Subordinated Debt" means (a) the Senior Subordinated Notes and (b) any
      -----------------
other Indebtedness of the Borrower or any Subsidiary having maturities and terms, and which is subordinated to payment of the Obligations in a manner, approved in writing by the Administrative Agent and the Determining Lenders, with only such changes or amendments as approved by the Administrative Agent and the Determining Lenders.

     "Subsidiary" of any Person means any corporation, partnership, limited
      ----------
liability company, joint venture, trust or estate or other Person of which (or in which) more than 50% of:

          (a) the outstanding Capital Stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture,

          (c)  the beneficial interest of such trust or estate, or

          (d)  the equity interest of such other Person,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "Subsidiary Intellectual Property-Security Agreement" means that certain
      ---------------------------------------------------
Subsidiary Intellectual Property Security Agreement and Assignment executed by each Subsidiary of the Borrower, substantially in the form of Exhibit O hereto,
                                                              ---------
as amended, renewed, supplemented or restated from time to time.

     "Subsidiary Guaranty" means that certain Subsidiary Guaranty executed by
      -------------------
each Subsidiary of the Borrower, substantially in the form of Exhibit G hereto,
                                                              ---------
as amended, modified, renewed, supplemented or restated from time to time.

     "Subsidiary Pledge Agreement" means that certain Subsidiary Pledge
      ---------------------------
Agreement executed by each Subsidiary of the Borrower, substantially in the form of Exhibit K hereto, as amended, renewed, supplemented or restated from time to
   ---------
time.

     "Subsidiary Security Agreement" means that certain Subsidiary Security
      -----------------------------
Agreement executed by each Subsidiary of Borrower, substantially in the form of
Exhibit I hereto, as amended, renewed, supplemented or restated from time to
---------
time.

     "Tax Indemnification Agreement" means that certain Tax Indemnification and
      -----------------------------
Distribution Agreement, dated as of November 6, 1996 among the Borrower and the shareholders of record of the Borrower immediately prior to the consummation of the Offering, in the form of Exhibit J hereto.
                             ---------

     "Taxes" has the meaning specified in Section 2.15 hereof.
      -----                               ------------

     "Term Loan Advance" means a Facility A Term Loan Advance or a Facility B
      -----------------
Term Loan Advance.

     "Total Debt" means, as of any date of determination, determined for the
      ----------
Borrower and its Subsidiaries on a consolidated basis (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, and (d) Capitalized Lease Obligations.

     "Total Specified Percentage" means, as to any Lender, the percentage
      --------------------------
indicated beside its name on Schedule 1 hereto as its total Specified
                             ----------
Percentage, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

     "UCC" means the Uniform Commercial Code of Texas, as amended from time to
      ---
time.

     "Unfunded Purchase Price" means the aggregate purchase price to be paid by
      -----------------------
the Borrower or SCC Acquisition with respect to Capital Stock of Shelter Components at the time of the Shelter Components Merger not acquired pursuant to the Shelter Components Tender.

     "Unused Portion" means an amount equal to the result of (a) the Revolving
      --------------
Credit Commitment minus (b) the sum of (i) the outstanding Revolving Credit Advances plus (ii) outstanding Reimbursement Obligations in respect of the Letters of Credit.

     "Working Capital" means an amount equal to Current Assets minus Current
      ---------------
Liabilities.

     "Working Capital Adjustment" means, for any period, an amount equal to
      --------------------------
Working Capital at the end of such period minus Working Capital at the beginning of such period.

     Section 1.2  Amendments and Renewals.  Each definition of an agreement in
                  -----------------------
this Article 1 shall include such agreement as amended to date, and as amended
     ---------
or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders.

     Section 1.3  Construction.  The terms defined in this Article 1 (except as
                  ------------                             ---------
otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the
                      -----------
plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein. Notwithstanding anything in this Agreement to the contrary, for purposes of calculation of the financial covenants herein and the definitions related thereto, the financial results of any Subsidiary prior to its acquisition shall be included in such calculation to the extent that fiscal quarters occurring prior to such acquisition are included in any such calculation.

                                   ARTICLE 2

                                   Advances
                                   --------

     Section 2.1  The Advances.
                  ------------

     (a)  Revolving Credit Advances.  Each Lender severally agrees, upon the
          -------------------------
terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time in an aggregate amount not to exceed its Revolving Credit Specified Percentage less its Specified Percentage of the aggregate amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) for the purposes set forth in Section
                                                                         -------
5.9 hereof.  Subject to Section 2.9 hereof, Revolving Credit Advances may be
---                     -----------
repaid and then reborrowed. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Revolving Credit Advances and Reimbursement Obligations exceed the Revolving Credit Commitment.

     (b)  Facility A Term Loan Advances.  Each Lender severally agrees, upon the
          -----------------------------
terms and subject to the conditions of this Agreement, to make Facility A Term Loan Advances to the Borrower in an aggregate amount not to exceed its Facility A Specified Percentage of the Facility A Term Loan Commitment for the purposes set forth in Section 5.9 hereof. Notwithstanding any provision in any Loan
             -----------
Document to the contrary, in no event shall the principal amount of all outstanding Facility A Term Loan Advances exceed the Facility A Term Loan Commitment. Immediately upon the making of the second Facility A Term Loan Advance on the day of the Shelter Components Merger, the Facility A Term Loan Commitment shall be automatically terminated. Facility A Term Loan Advances may not be repaid and then reborrowed.

     (c)  Facility B Term Loan Advances.  Each Lender severally agrees, upon the
          -----------------------------
terms and subject to the conditions of this Agreement, to make Facility B Term Loan Advances to the Borrower in an aggregate amount not to exceed its Facility B Specified Percentage of the Facility B Term Loan Commitment for the purposes set forth in Section 5.9 hereof. The Facility B Term Loan Advances shall be
             -----------
made in two Advances, the first of such Advances in the aggregate amount of $30,000,000 shall occur on December 4, 1997 and the second of such Advances in the aggregate amount of $20,000,000 shall occur no later than January 5, 1998. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Facility B Term Loan Advances exceed the Facility B Term Loan Commitment. Immediately upon the making of the second Facility B Term Loan Advance on the day of the Shelter Components Merger, the Facility B Term Loan Commitment shall be automatically terminated. Facility B Term Loan Advances may not be repaid and then reborrowed.

     (d)  Type and Number of Advances.  Any Advance shall, at the option of the
          ---------------------------
Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances,
                        -----------
subject to availability and to the provisions of Article 9 hereof), be made as a
                                                 ---------
Base Rate Advance or a LIBOR Advance;

provided that there shall not be outstanding to any Lender, at any one time, more than six LIBOR Advances.

     Section 2.2  Manner of Borrowing and Disbursement.
                  ------------------------------------

     (a)  Base Rate Advances.  In the case of Base Rate Advances, the Borrower,
          ------------------
through an Authorized Signatory, shall give the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, on the date of any proposed Base Rate Advance irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Base Rate Advance hereunder. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate Base Rate Advances to be made by the Lenders, and whether such Advance is a Revolving Credit Advance, Facility A Term Loan Advance or Facility B Term Loan Advance.

     (b)  LIBOR Advances.  In the case of LIBOR Advances, the Borrower, through
          --------------
an Authorized Signatory, shall give the Administrative Agent at least three Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to availability and to Article 9 hereof. For LIBOR Advances, the notice
                               ---------
of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders, whether such Advance is a Revolving Credit Advance, Facility A Term Loan Advance or Facility B Term Loan Advance, and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Revolving Commitment Maturity Date, the Facility A Term Loan Maturity Date or the Facility B Term Loan Maturity Date, as appropriate, or prohibit or impair the Borrower's ability to comply with Section 2.5 or 2.8 hereof.
                       -----------    ---

     (c)  Continuation/Conversion. Subject to Sections 2.1 and 2.9 hereof, at
          -----------------------             ------------     ---
least three Business Days prior to each Payment Date for a LIBOR Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (iii) is to be repaid and not reborrowed; provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default shall exist, such LIBOR Advance may only be reborrowed as a Base Rate Advance. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of

Business Days required. Upon such Payment Date, such LIBOR Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

     (d)  Minimum Amounts.  The aggregate amount of Base Rate Advances to be
          ---------------
made by the Lenders on any day shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the applicable commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $500,000.

     (e)  Notice and Disbursement.  The Administrative Agent shall promptly
          -----------------------
notify the Lenders of each notice received from the Borrower pursuant to this Section. Failure of the Borrower to give any notice in accordance with Section
                                                                        -------
2.2(c) hereof shall result in a repayment of any such existing Advance on the
------
applicable Payment Date by a Refinancing Advance which is a Base Rate Advance. Each Lender shall, not later than noon, Dallas, Texas time, on the date of any Advance that is not a Refinancing Advance, deliver to the Administrative Agent, at its address set forth herein, such Lender's Revolving Credit Specified Percentage, Facility A Term Loan Specified Percentage and Facility B Term Loan Specified Percentage, as the case may be, of such Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder, the Administrative Agent shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative
         ---------
Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. All Advances shall be made by each Lender according to its Revolving Credit Specified Percentage. All Facility A Term Loan Advances shall be made by each Lender according to its Facility A Term Loan Specified Percentage. All Facility B Term Loan Advances shall be made by each Lender in accordance with its Facility B Term Loan Specified Percentage.

     Section 2.3  Interest.
                  --------

     (a)  On Base Rate Advances.
          ---------------------

          (i) The Borrower shall pay interest on the outstanding unpaid principal amount of the Base Rate Advances outstanding from time to time, until such Base Rate Advances are due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid at a simple interest rate per annum equal to the Base Rate Basis for the Base Rate Advances as in effect from time to time, provided that interest on the Base Rate Advances shall not exceed the Maximum Amount. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on the Base Rate Advances shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on the Base Rate Advances equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

          (ii) Interest on the Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Revolving Commitment Maturity Date, the Facility A Term Loan Maturity Date or the Facility B Term Loan Maturity Date, as appropriate.

     (b)  On LIBOR Advances.
          -----------------

          (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid, at a rate per annum equal to the LIBOR Basis for such Advance. The Administrative Agent, whose determination shall be controlling in the absence of manifest error, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

          (ii) Subject to Section 11.9 hereof, interest on each LIBOR Advance
                          ------------
     shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Revolving Commitment Maturity Date, the Facility A Term Loan Maturity Date and the Facility B Term Loan Maturity Date, as appropriate; provided, however, that if the Interest Period for such Advance exceeds three months, interest shall also be due and payable in arrears on each three-month anniversary of the commencement of such Interest Period during such Interest Period.

     (c)  Interest if No Notice of Selection of Interest Rate Basis.  If the
          ---------------------------------------------------------
Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis or an Interest Period for a LIBOR Advance, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded due to the fault of the Borrower, the appropriate Base Rate Basis shall apply to the applicable Advance.

     (d)  Interest After an Event of Default.  (i) After an Event of Default
          ----------------------------------
(other than an Event of Default specified in Section 8.1(f) or (g) hereof) and
                                             --------------    ---
during any continuance thereof, at the option of Determining Lenders, and (ii) after an Event of Default specified in Section 8.1(f) or (g) hereof and during
                                       --------------    ---
any continuance thereof, automatically and without any action by the Administrative Agent or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Revolving Commitment Maturity Date , the Facility A Term Loan Maturity Date or the Facility B Term Loan Maturity Date, as appropriate, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining Lenders) of the applicable Event of Default,
(ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or to give notice to the Borrower of the decision to charge interest at the Default Rate. The Lenders will undertake to notify the Borrower, after the effective date, of the decision to charge interest at the Default Rate.

     Section 2.4  Fees.
                  ----

     (a)  Revolving Commitment Fee. Subject to Section 11.9 hereof, the Borrower
          ------------------------             ------------
agrees to pay to the Administrative Agent, for the ratable account of the Lenders, a commitment fee on the daily average Unused Portion at the following per annum percentages, applicable in the following situations:

                        Applicability                              Percentage
                        -------------                              ----------
(i)   The Leverage Ratio is greater than or equal to 3.00 to 1       0.500%

(ii)  The Leverage Ratio is less than 3.00 to 1                      0.375%

The commitment fee shall be payable in arrears on each Quarterly Date and on the Revolving Commitment Maturity Date. The commitment fee shall be adjusted on each Adjustment Date. If the financial statements required pursuant to Section
                                                                        -------
6.1 or 6.2 hereof, as applicable, and the Compliance Certificate required
---    ---
pursuant to Section 6.3 hereof are not received by the Administrative Agent by
            -----------
the date required, the commitment fee shall be determined as if the Leverage Ratio is greater than or equal or 3.00 to 1 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the foregoing, from and including the Agreement Date to and including two Business Days following the date of receipt by the Administrative Agent of the financial statements for June 30, 1998 and related Compliance Certificate, the commitment fee shall be determined as if the Leverage Ratio is greater than or equal to
3.00 to 1. Subject to Section 11.9 hereof, the commitment fee shall be
                      ------------
calculated on the basis of a 360-day year for the actual number of days elapsed.

     (b)  Other Fees.  Subject to Section 11.9 hereof, the Borrower agrees to
          ----------              ------------
pay to the Administrative Agent, for the account of the Administrative Agent and one of its Affiliates, the fees provided for in the letter agreement (the "Fee
                                                                           ---
Letter"), dated as of the Agreement Date, between the Borrower and the
------
Administrative Agent on the dates and in the amounts specified therein.

     Section 2.5  Prepayment and Payments.
                  -----------------------

     (a)  Voluntary LIBOR Advance Prepayments.  Upon three Business Days' prior
          -----------------------------------
telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Agent, LIBOR Advances may be voluntarily prepaid but only so long as the Borrower concurrently reimburses the Lenders in accordance with Section 2.9 hereof. Any notice of prepayment shall be
                -----------
irrevocable.

     (b)  Mandatory Prepayment.  On or before the date of any reduction of the
          --------------------
Revolving Credit Commitment, the Borrower shall prepay applicable outstanding Revolving Credit Advances in an amount necessary to reduce the sum of outstanding Revolving Credit Advances and Reimbursement Obligations to an amount less than or equal to the Revolving Credit Commitment as so reduced. To the extent required by the preceding sentence, the Borrower shall first prepay all Base Rate Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. To the extent that aggregate outstanding
                -----------
Revolving Credit Advances and Reimbursement Obligations exceed the Revolving Credit Commitment after any reduction thereof, the Borrower shall repay any such excess amount and all accrued interest attributable to such excess Revolving Credit Advances on the date of such reduction.

     (c)  Prepayments from Sales of Assets. Concurrently with the receipt of Net
          --------------------------------
Cash Proceeds from the sale or disposition by the Borrower or any of its Subsidiaries of any assets (including the Capital Stock of any Subsidiary) sold or disposed of (other than (i) the sale of inventory and other assets sold in the ordinary course of business, (ii) the sale or other disposition of worn out or obsolete assets, (iii) the sale or other disposition of Cash Equivalents in the ordinary course of business, and (iv) the sale or other disposition of assets in which the Net Cash Proceeds thereof are used within 90 days of such sale to purchase assets of similar value and quality and business utility to those assets sold) during any fiscal year in which the aggregate Net Cash Proceeds previously received from such asset sales during such fiscal year exceeds $500,000, the Borrower shall prepay Advances in a principal amount equal to the lesser of (A) 100% of the amount by which aggregate Net Cash Proceeds received from such asset sales during such fiscal year exceeds $500,000 or (B) an amount, if any, which would result in the Leverage Ratio being less than 3.50 to 1 after such prepayment. Any such prepayments shall (i) include accrued interest to the date of such prepayment on the principal amount prepaid, (ii) be applied pro rata to all of the unpaid scheduled installment payments of the
        --- ----
Facility A Term Loan Advances and the Facility B Term Loan Advances, in each case pro rata based upon the respective principal amounts of such installment
     --- ----
payments then unpaid (provided, however, if at any time that there are no Facility A Term Loan Advances and Facility B Term Loan Advances outstanding, any such prepayment shall be applied to repay outstanding Revolving Credit Advances and to permanently reduce the Revolving Credit Commitment by the amount of such prepayment), (iii) not be subject to the notice and minimum payment provisions of this Section 2.5; provided, however, the Borrower shall be required to
        -----------
reimburse each Lender for any loss cost or expense incurred by each Lender in connection with any such prepayment as set forth in Section 2.9 hereof if any
                                                    -----------
prepayment results in a LIBOR Advance being paid on a day other than the last day of an Interest Period for such LIBOR Advance, and (iv) be applied first to Base Rate Advances, if any, and then to LIBOR Advances.

     (d)  Prepayments from Excess Cash Flow. Commencing on March 31, 1999 and on
          ---------------------------------
each March 31 thereafter, the Borrower shall prepay Facility A Term Loan Advances and Facility B Term Loan Advances in an aggregate principal amount equal to the lesser of (i) 75% of Excess Cash Flow, if any, for the fiscal year ending immediately preceding each such March 31 or (ii) an amount, if any, which would result in the Leverage Ratio being less than 3.50 to 1 after such prepayment. Any such prepayments shall (i) include accrued interest to the date of such prepayment on the principal amount prepaid,
(ii) be applied pro rata to all of the unpaid scheduled installment payments of
                --- ----
the Facility A Term Loan Advances and the Facility B Term Loan Advances, in each case pro rata based upon the respective principal amounts of such installment
     --- ----
payments then unpaid, (iii) not be subject to the notice and minimum payment provisions of this Section 2.5; provided, however, the Borrower shall be
                   -----------
required to reimburse each Lender for any loss cost or expense incurred by each Lender in connection with any such prepayment as set forth in Section 2.9 hereof
                                                              -----------
if any prepayment results in a LIBOR Advance being paid on a day other than the last day of an Interest Period for such LIBOR Advance, and (iv) be applied first to Base Rate Advances, if any, and then to LIBOR Advances.

     (e)  Prepayment from Sales of Capital Stock.  Concurrently with the receipt
          --------------------------------------
of Net Cash Proceeds from the sale or disposition by the Borrower or any of its Subsidiaries to any Person (other than (i) to the Borrower or any of its Subsidiaries and (ii) sales of Capital Stock the Net Proceeds of which are concurrently applied to complete an Acquisition permitted pursuant to Section
                                                                      -------
7.6 hereof) of any Capital Stock of the Borrower, the Borrower shall prepay the
---
Facility A Term Loan Advances and the Facility B Term Loan Advances in an aggregate principal amount equal to the lesser of (A) 50% of such Net Cash Proceeds or (B) an amount, if any, which would result in the Leverage Ratio being less than 3.50 to 1 after such prepayment. Any such prepayments shall (i) include accrued interest to the date of such prepayment on the principal amount prepaid, (ii) be applied pro rata to all of the unpaid scheduled installment
                         --- ----
payments of the Facility A Term Loan Advances and the Facility B Term Loan Advances, in each case pro rata based upon the respective principal amounts of
                       --- ----
such installment payments then unpaid (provided, however, if at any time there are no Facility A Term Loan Advances and Facility B Term Loan Advances outstanding, any such prepayment shall be applied to repay outstanding Revolving Credit Advances and to permanently reduce the Revolving Credit Commitment by the amount of such prepayment), (iii) not be subject to the notice and minimum payment provisions of this Section 2.5; provided, however, the Borrower shall be
                           -----------
required to reimburse each Lender for any loan, cost or expense incurred by each Lender in connection with any such prepayment as set forth in Section 2.9 hereof
                                                              -----------
if any prepayment results in a LIBOR Advance being paid on a day other than the last day of an Interest Period for such LIBOR Advance, and (iv) be applied first to Base Rate Advances, if any, and then to LIBOR Advances.

     (f)  Prepayment from Issuance of Institutional Debt and Subordinated Debt.
          --------------------------------------------------------------------
Concurrently with the receipt of Net Cash Proceeds from the issuance of Institutional Debt and Subordinated Debt (excluding the Senior Subordinated Notes) by the Borrower or any of its Subsidiaries to any Person, the Borrower shall prepay the Facility A Term Loan Advances and the Facility B Term Loan Advances in an aggregate principal amount equal to the lesser of (i) 100% of such Net Cash Proceeds and (ii) an amount, if any, which would result in the Leverage Ratio being less than 3.50 to 1 after such prepayment. Any such prepayments shall (i) include accrued interest to the date of such prepayment on the principal amount prepaid, (ii) be applied pro rata to all of the unpaid
                                              --- ----
scheduled installment payments of the Facility A Term Loan Advances and the Facility B Term Loan Advances, in each case pro rata based upon the respective
                                            --- ----
principal amounts of such installment payments then unpaid (provided, however, if at any time there are no Facility A Term Loan Advances and Facility B Term Loan Advances outstanding, any such prepayment shall be applied to repay outstanding Revolving Credit Advances and to permanently reduce the Revolving Credit Commitment by the amount of such prepayment), (iii) not be subject to the notice and minimum payment provisions of this Section 2.5; provided, however,
                                              -----------
the Borrower shall be required to reimburse each Lender for any loan, cost or expense incurred by each Lender in connection with any such prepayment as set forth in Section 2.9 hereof, if any prepayment results in a LIBOR Advance being
         -----------
paid on a day other than the last day of an Interest Period for such LIBOR Advance, and (iv) be applied first to Base Rate Advances, if any and then to LIBOR Advances.

     (g)  Payments, Generally.  Any partial payment of a (i) Base Rate Advance
          -------------------
shall be in a principal amount which is at least $100,000 and which is an integral multiple of $100,000 and (ii) a LIBOR Rate Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $500,000, and to the extent that any payment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender (to the extent required) in accordance with Section 2.9
                                                                  -----------
hereof.  Any voluntary prepayment of any Term Loan Advance shall be applied pro
                                                                            ---
rata to all of the unpaid scheduled installment payments of the Facility A Term
----
Loan Advances and the Facility B Term Loan Advances, in each case pro rata based
                                                                  --- ----
upon the respective principal amount of such installment payment then unpaid.

     Section 2.6  Reduction of Commitments.
                  ------------------------

     (a)  Voluntary Reduction.  The Borrower shall have the right, upon not less
          -------------------
than 10 Business Days' notice by an Authorized Signatory to the Administrative Agent (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Revolving Credit Commitment, in whole or in part. Each partial termination shall be in an aggregate amount which is at least $5,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in the Revolving Credit Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period, unless the Borrower shall reimburse each Lender (to the extent required) in accordance with Section 2.9 hereof.
                                                   -----------

     (b)  Mandatory Reduction.  On the Revolving Commitment Maturity Date, the
          -------------------
Revolving Credit Commitment shall automatically reduce to zero. In addition, the Revolving Credit Commitment shall be permanently reduced by the amount of any prepayment of Revolving Credit Advances pursuant to Sections 2.5(c), (e) and
                                                        ---------------  ---
(f) hereof.
---

     (c)  General Requirements.  Upon any reduction of the Revolving Credit
          --------------------
Commitment pursuant to this Section, the Borrower shall immediately make a repayment of applicable Advances in accordance with Section 2.5(b) hereof. The
                                                    --------------
Borrower shall reimburse each Lender for any loss or out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in
Section 2.9 hereof to the extent applicable.  The Borrower shall not have any
-----------
right to
rescind any termination or reduction. Once reduced, the Revolving Credit Commitment may not be increased or reinstated.

     Section 2.7  Non-Receipt of Funds by the Administrative Agent.  Unless the
                  ------------------------------------------------
Administrative Agent shall have been notified by a Lender prior to the date of any proposed Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Advance available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Agent receives such amount from the Lender, with interest thereon at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate. No Lender shall be liable for any other Lender's failure to fund an Advance hereunder.

     Section 2.8  Payment of Principal of Advances.
                  --------------------------------

     (a)  Revolving Credit Advances.  To the extent not otherwise required to be
          -------------------------
paid earlier as provided herein, the principal amount of the Revolving Credit Advances shall be due and payable on the Revolving Commitment Maturity Date.

     (b)  Facility A Term Loan Advances.  To the extent not otherwise required
          -----------------------------
to be paid earlier as provided herein, the principal amount of the Facility A Term Loan Advances shall be repaid on each Quarterly Date and on the Facility A Term Loan Maturity Date in such amounts as set forth next to each such date below:

                                 Amount of Reduction of Facility A
             Quarterly Date      Term Loan Advances as of each Date
             --------------      ----------------------------------
              March 31, 1999                 $1,250,000
              June 30, 1999                  $1,250,000
            September 30, 1999               $1,250,000
            December 31, 1999                $1,250,000
              March 31, 2000                 $1,875,000
              June 30, 2000                  $1,875,000
            September 30, 2000               $1,875,000
            December 31, 2000                $1,875,000

          March 31, 2001                        $1,875,000
           June 30, 2001                        $1,875,000
        September 30, 2001                      $1,875,000
        December 31, 2001                       $1,875,000
          March 31, 2002                        $2,500,000
          June 30, 2002                         $2,500,000
        September 30, 2002                      $2,500,000
        December 31, 2002                       $2,500,000
         March 31, 2003                         $2,500,000
          June 30, 2003                         $2,500,000
        September 30, 2003                      $2,500,000
        December 31, 2003                       $2,500,000
                                    or such other amount of Facility A
                                    Term Loan Advances then outstanding

     (c) Facility B Term Loan Advances.  To the extent not otherwise required to
         -----------------------------
be paid earlier as provided herein, the principal amount of the Facility B Term Loan Advances shall be repaid on each Quarterly Date and on the Facility B Term Loan Maturity Date in such amounts as set forth next to each such date below:

                            Amount of Reduction of Facility B
        Quarterly Date      Term Loan Advances as of each Date
        --------------      ----------------------------------
       March 31, 1998                   $   125,000
        June 30, 1998                   $   125,000
     September 30, 1998                 $   125,000
     December 31, 1998                  $   125,000
       March 31, 1999                   $   125,000
        June 30, 1999                   $   125,000
     September 30, 1999                 $   125,000
     December 31, 1999                  $   125,000
       March 30, 2000                   $   125,000
        June 30, 2000                   $   125,000

     September 30, 2000                 $   125,000
     December 31, 2000                  $   125,000
       March 31, 2001                   $   125,000
        June 30, 2001                   $   125,000
     September 30, 2001                 $   125,000
     December 31, 2001                  $   125,000
       March 31, 2002                   $   125,000
        June 30, 2002                   $   125,000
     September 30, 2002                 $   125,000
     December 31, 2002                  $   125,000
       March 31, 2003                   $   125,000
        June 30, 2003                   $   125,000
     September 30, 2003                 $   125,000
     December 31, 2003                  $   125,000
       March 31, 2004                   $11,750,000
        June 30, 2004                   $11,750,000
     September 30, 2004                 $11,750,000
     December 31, 2004                  $11,750,000
                           or such other amount of Facility B
                           Term Loan Advances then outstanding

     Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any
                 -------------
losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of
                                       -----------
the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), (b) any prepayment for any reason of
                        ---------
any LIBOR Advance in whole or in part (including a prepayment pursuant to
Section 9.3(b) hereof) on other than the last day of an Interest Period
--------------
applicable to such LIBOR Advance, (c) any prepayment of any of its LIBOR Advances that is not made on any date specified in a notice of prepayment given by the Borrower, or (d) the selling by such Lender (provided that such Lender was a Lender on the Agreement Date) of it rights and obligations under this Agreement to an Eligible Assignee within 180 days after the Agreement Date, the Borrower agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses (provided that with respect to sales pursuant to clause (d) above, the selling Lender shall only be reimbursed for the lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid as a result of such a sale), subject to Section 11.9 hereof. Such
                                                ------------
Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be controlling. Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. Upon request of the Borrower, such Lender shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

     Section 2.10  Manner of Payment.
                   -----------------

     (a)  Payment Timing and Type.  Each payment (including prepayments) by the
          -----------------------
Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's office, in lawful money of the United States of America constituting immediately available funds.

     (b)  Non-Business Day Payments.  If any payment under this Agreement or any
          -------------------------
other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless, with respect to a payment due in respect of a LIBOR Advance, such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     (c)  Payments without Deduction.  The Borrower agrees to pay principal,
          --------------------------
interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

     (d)  Apportionment of Payments.
          -------------------------

          (i) Prior to (A) the occurrence of an Event of Default and (B) delivery by the Determining Lenders of the notice to the Administrative Agent referred to in Section 2.10(d)(ii)(B) below, all payments in respect
                          ----------------------
     of the Obligations shall be applied in the following order:

          (1)  first, to pay the Administrative Agent's fees and expenses
               -----
               incurred on behalf of the Lenders then due and payable;

          (2)  second, to pay all other fees then due and payable under the Loan
               ------
               Documents;

          (3)  third, to pay all other amounts other than principal and interest
               -----
               (including, without limitation, expense reimbursements and indemnities) not otherwise referred in clauses (1) and (2) immediately preceding then due and payable under the Loan Documents;

          (4)  fourth, to pay interest then due and payable on the Advances, to
               ------
               be applied in accordance with the Applicable Specified
               Percentages.

          (5)  fifth, to pay principal then due and payable on the Advances, to
               -----
               be applied in accordance with Applicable Specified Percentages.

          (ii) After (A) the occurrence of an Event of Default and (B) the Determining Lenders shall have delivered the notice to the Administrative Agent to apply payments in respect of the Obligations as provided in this
     Section 2.10(d)(ii), all payments in respect of the Obligations shall be
     -------------------
     applied in the following order:

          (1)  first, to pay the Administrative Agent's fees and expenses
               -----
               incurred on behalf of the Lender then due and payable;

          (2)  second, to pay all other fees then due and payable under the Loan
               ------
               Documents;

          (3)  third, to pay all other amounts other than principal and interest
               -----
               (including; without limitation, expense reimbursements and indemnities) not otherwise referred to in claims (1) and (2) immediately preceding then due and payable under the Loan Documents;

          (4)  fourth, to pay interest then due and payable on the Advances, to
               ------
               be applied in accordance with each Lenders' Total Specified Percentage; and

          (5)  fifth, to pay principal then due and payable, to be applied in
               -----
               accordance with each Lender's Total Specified Percentage.

     Section 2.11  LIBOR Lending Offices.  Each Lender's initial LIBOR Lending
                   ---------------------
Office is set forth opposite its name in Schedule 2 attached hereto.  Each
                                         ----------
Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 9.2 or 9.3 hereof, or otherwise for the purpose of complying
            -----------    ---
with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

     Section 2.12  Sharing of Payments.  Any Lender obtaining a payment (whether
                   -------------------
voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances

(other than pursuant to Section 2.4(b), 2.15, 2.16(d), 9.3 or 9.5) in excess of
                        --------------  ----  -------  ---    ---
its share of payments made by the Borrower according to (a) before the Determining Lenders have delivered the notice to the Administrative Agent referred to in Section 2.10(d)(ii)(B) above, its Applicable Specified
               ----------------------
Percentage, and (b) after the occurrence of an Event of Default and provided that the Determining Lenders have delivered the notice to the Administrative Agent referred to in Section 2.10(d)(ii)(B) above, its Total Specified
                     ----------------------
Percentage, then in each case, such Lender shall purchase from each other Lender such participation in the Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share a ratable portion of the excess payment with each other Lender (based on its Applicable Specified Percentage so long as there does not exist an Event of Default, and based on its Total Specified Percentage if there exists an Event of Default and the Determining Lenders have delivered notice to the Administrative Agent referred to in Section 2.10(d)(ii)(B) above); provided, however, that if all or any
      ----------------------
portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.13  Calculation of LIBOR Rate.  The provisions of this Agreement
                   -------------------------
relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

     Section 2.14  Booking Loans.  Any Lender may make, carry or transfer
                   -------------
Advances at, to or for the account of any of its branch offices or the office of any Affiliate. No such action shall result in any liability on the part of the Borrower from such action (except any such action which is made by a Lender pursuant to Section 9.2 or 9.3 hereof, or otherwise for the purpose of complying
            -----------    ---
with Applicable Law).

     Section 2.15  Taxes.
                   -----

     (a) Any and all payments by the Borrower and each other Obligor hereunder and under the other Loan Documents shall be made, in accordance with Section
                                                                     -------
2.10, free and clear of and without deduction for any and all present or future
----
taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the
                                  ---------
Administrative Agent, taxes imposed on, based upon or measured by its overall net income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, (i) by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and in which it has its applicable lending office or any political subdivision thereof; (ii) by any other jurisdiction, or any political subdivision thereof, other than those imposed by reason of (A) an asserted relation of such jurisdiction to the transactions contemplated by this Agreement, (B) the activities of the Borrower in such jurisdiction, or (C) the activities in connection with the transactions contemplated by this Agreement of a Lender or the Administrative Agent; (iii) by reason of failure by the Lender or the Administrative Agent to comply with the requirements of paragraph (e) of this
Section 2.15; and (iv) in the case of any Lender, any Taxes in the nature of
------------
transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be
                                              -----
required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section
                                                                       -------
2.15) such Lender or the Administrative Agent (as the case may be) receives an
----
amount equal to the sum it would have received had no such deductions been made,
(y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than Taxes described in clause (iv) of the first sentence of Section 2.15(a)) that arise from any payment made hereunder or from the
   ---------------
execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
                                                                  -----------

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by such Lender or the Administrative Agent (as the case may
------------
be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Administrative Agent, provided,
                                                                   --------
however, that the Borrower shall have no obligation to indemnify such Lender or
-------
the Administrative Agent unless and until such Lender or the Administrative Agent shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Administrative Agent pursuant to this Section 2.15. This
                                                    ------------
indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Agent a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes, provided, however, that such certificate
                                        --------  -------
or opinion need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this

Section 2.15 the terms "United States" and "United States Person" shall have the
------------            -------------       --------------------
meanings set forth in Section 7701 of the Code.

     (e)  Each Lender which is not a United States Person hereby agrees that:

          (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.6 after the
                                                     ------------
     Agreement Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent:

                (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"),
                                                               ---------

                (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001").
                                                               ---------

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

          (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, in replacement for the forms previously delivered by it hereunder:

                (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

                (B) otherwise, two (2) accurate and complete signed originals of Form 1001, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

          (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause
     (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Agent with a copy to the Administrative Agent, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender;

          (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes;

          (v) it shall notify the Borrower within 30 days after any event (including an amendment to, or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority, or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments without any deduction or withholding of United States federal income tax; and

          (vi) if such Lender is not a "bank" or other person described in
     Section 881(c)(3) of the Code and cannot deliver either Form 4224 or Form 1001, a statement that such Lender is not a "bank" under Section 881(c)(3)(A) of the Code and two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest
     ------------
hereunder.

     (g)  Any Lender claiming any additional amounts payable pursuant to this
Section 2.15 shall use its reasonable best efforts (consistent with its internal
------------
policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender.

     (h) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 2.15; provided,
                                                    ------------  --------
however, the Lenders and the Administrative Agent shall not be obligated by
-------
reason of this Section 2.15(h) to contest the payment of any Taxes or Other
               ---------------
Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this
Section 2.15 and the Lender or the Administrative Agent receives a refund of any
------------
or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refunds are received, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time.

     Section 2.16  Letters of Credit.
                   -----------------

     (a)  The Letter of Credit Facility.  The Borrower may request the Issuing
          -----------------------------
Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, letters of credit (including the Existing Letters of Credit, the "Letters of Credit") for the account of the
                                 -----------------
Borrower or for the joint account of the Borrower and any of its Subsidiaries from time to time on any Business Day from the date of the initial Advance until the Revolving Commitment Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed, at any time outstanding, the lesser of (i) $10,000,000 (the "Letter of Credit Facility") and
                                                 -------------------------
(ii) the sum of (A) the Revolving Credit Commitment minus (B) the aggregate
                                                    -----
principal amount of Revolving Credit Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) 45 days before the Revolving Commitment Maturity Date or
(ii) eighteen months after the date of issuance thereof. Immediately upon the issuance of each Letter of Credit (or upon satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2 hereof with respect to the Existing
                       ------------     ---
Letters of Credit), the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Specified Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.16(a), repay any Revolving Credit Advances
                     ---------------
resulting from drawings thereunder pursuant to Section 2.16(c) and request the
                                               ---------------
issuance of additional Letters of Credit under this Section 2.16(a).
                                                    ---------------

     (b)  Request for Issuance.
          --------------------

          (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"), provided
                                          --------------------------    --------
     that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit by the Borrower (a "Notice of Issuance") shall be
                                ------------------
     by telex, telecopier or cable, specifying therein, in the case of a Letter of Credit, the requested (A) date of such issuance (which shall be a Business Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such Letter of Credit and (F) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3
                                                                ---------
     hereof, make such Letter of Credit available to the Borrower at its office referred to in Section 11.1 or as otherwise agreed with the Borrower in
                    ------------
     connection with such issuance.

         (ii) The Issuing Bank shall furnish to each Lender after each Quarterly Date (or each Monthly Date, if requested by any Lender) a (A) written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding fiscal quarter and drawings during such fiscal quarter under all Letters of Credit and setting forth Lender's participation therein and (B) if requested by any Lender, a copy of each Letter of Credit issued during the preceding fiscal quarter.

     (c) Drawing and Reimbursement.  The payment by the Issuing Bank of a draft
         -------------------------
drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of an Revolving Credit Advance, which shall bear interest at the Base Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article
                                                                        -------
3 hereof).  In the event that a drawing under any Letter of Credit is not
-
reimbursed by the Borrower by 11:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Agent and each other Lender. Each such Lender shall, on the first Business Day following such notification, make a Revolving Credit Advance, which shall bear interest at the Base Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article 3 hereof) and
                                                       ---------
shall make available to the Administrative Agent for the account of the Issuing Bank, by deposit at the Administrative Agent's office, in same day funds, the amount of such Advance. In the event that any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

     (d) Increased Costs.  If any change in any law or regulation or in the
         ---------------
interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or (ii) impose on the Issuing Bank or any Lender any other condition regarding this Agreement or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Advance pursuant to
Section 2.16(c), then, upon demand by the Issuing Bank or such Lender, the
---------------
Borrower shall, subject to Section 11.9 hereof, pay to the Issuing Bank or such
                           ------------
Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be controlling for all purposes, absent manifest error. The obligations of the Borrower under this Section 2.16(d) shall survive
                                           ---------------
termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this Section 2.16(d) shall use reasonable efforts
                                   ---------------
(consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of the Issuing Bank or such Lender, be otherwise disadvantageous.

     (e)  Obligations Absolute.  The obligations of the Borrower under this
          --------------------
Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Revolving Credit Advance pursuant to Section 2.16(c) shall be unconditional and
                                     ---------------
irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");
     ----------------------

          (ii) (A) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.16(c) or (B) any other amendment or waiver of or any consent
        ---------------
     to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section
                                                                       -------
     2.16(c); or
     -------

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or wilful misconduct.

     (f)  Compensation for Letters of Credit.
          ----------------------------------

          (i)    Credit Fee.  Subject to Section 11.9 hereof, the Borrower shall
                 ----------              ------------
     pay to the Administrative Agent for the account of each Lender a fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Revolving Commitment Maturity Date) equal to (A) with respect to Standby Letters of Credit, the product of 100% of the applicable LIBOR Rate Margin for Revolving Credit Advances in effect from time to time multiplied by the average daily amount available for drawing under all Standby Letters of Credit, and (B) with respect to Commercial Letters of Credit, the product of 50% of the Applicable LIBOR Rate Margin for Revolving Credit Advances in effect from time to time multiplied by the average daily amount available for drawings under all Commercial Letters of Credit.

          (ii)   Issuance Fee.  Subject to Section 11.9 hereof, the Borrower
                 ------------              ------------
     shall pay to the Administrative Agent for the account of the Issuing Bank an issuance fee (which shall be payable on the date of issuance of each Letter of Credit) in an amount equal to the greater of (a) $250 or (b) the product of (x) 0.125% times (y) the face amount of the Letter of Credit being issued.

     (g)  L/C Cash Collateral Account.
          ---------------------------

          (i) Upon the occurrence of an Event of Default and demand by the Administrative Agent pursuant to Section 8.2(c) (but in the case of an
                                      --------------
     Event of Default specified in Section 8.11(f) or (g) hereof without any
                                   ---------------    ---
     demand or taking of any other action by the Administrative Agent or any Lender), the Borrower will promptly pay to the Administrative Agent in immediately available funds an amount equal to the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Agent shall be deposited by the Administrative Agent in a deposit account maintained by the Issuing Bank (the "L/C Cash Collateral Account").
           ---------------------------

          (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Agent (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Agent's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent and the Borrower shall have no right to withdraw or to cause the Administrative Agent to withdraw any funds deposited in the L/C Cash Collateral Account. At any time and from time to time, upon the Administrative Agent's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this paragraph (ii) and Liens arising by operation of Law and not by contract which secure amounts not yet due and payable.

          (iii) The Administrative Agent shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Borrower shall fail directly to pay such Reimbursement Obligations and (B) after the Revolving Commitment Maturity Date, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Obligations then
                             -----
     outstanding hereunder and then to refund any remaining amount to the
                               ----
     Borrower.

          (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Agent to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Agent shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Agent's name for the account of the Lenders, subject to the ownership interest therein of the Borrower. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Agent and the Lenders harmless from any and all such losses and taxes. Administrative Agent may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Agent) as a result of such application.

          (v) After the establishment of the L/C Cash Collateral Account pursuant to Section 2.16(h)(i) hereof, the Borrower shall pay to the
                 ------------------
     Administrative Agent the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.


                                   ARTICLE 3

                              Conditions Precedent
                              --------------------

     Section 3.1  Conditions Precedent to Refinancing of the Existing Credit
                  ----------------------------------------------------------
Agreement, the Loan Documents, the Initial Advances and the Initial Letters of
------------------------------------------------------------------------------
Credit.  The effectiveness of the amendments to the Existing Credit Agreement
------
and each other Loan Document (as defined in the Existing Credit Agreement), and the effectiveness of each Revolving Credit Note, Facility A Term Loan Note and Facility B Term Loan Note and each other Loan Document executed and delivered by the Borrower and/or its Subsidiaries pursuant to the terms of this Agreement, and obligation of each Lender to make the initial Advance and the obligations of the Issuing Bank to issue the initial Letters of Credit, is subject to (i) receipt by the Administrative Agent of each of the following, in form and substance satisfactory to each Lender, with a copy (except for the Notes) for each Lender, and (ii) satisfaction of the following conditions:

     (a) A loan certificate of each Obligor certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying that no Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the Articles or Certificate of Incorporation of such Obligor certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the By-Laws of such Obligor, as in effect on the Agreement Date, (iii) a copy of the resolutions of such Obligor authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which the nature of its business requires it to be qualified to do business;

     (b) a duly executed Revolving Credit Note, Facility A Term Loan Note and Facility B Term Loan Note payable to the order of each Lender with a related Commitment and in an amount for each Lender equal to its Specified Percentage of each such Commitment, respectively;

     (c) UCC-11 searches in appropriate jurisdictions where Collateral is located;

     (d) opinion of counsel to the Borrower and each Subsidiary addressed to the Lenders and in form and substance satisfactory to the Lenders, dated as of the date of the Shelter Components Tender, and covering the matters set forth in

Sections 4.1(a), (b), (c), (h), (m), (n) and (p) and such other matters incident
---------------  ---  ---  ---  ---  ---     ---
to the transactions contemplated hereby as the Administrative Agent or Special Counsel may reasonably request;

     (e) reimbursement for the Administrative Agent for Special Counsel's reasonable and customary fees (on an hourly basis) and expenses rendered through the date hereof;

     (f) evidence that all corporate proceedings of each Obligor taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Agent, Special Counsel or any Lender may reasonably request in connection with such transactions;

     (g) any fees required to be paid pursuant to the Fee Letter;

     (h) duly executed and completed Security Agreements, Intellectual Property Security Agreements and Pledge Agreements executed by the Borrower and each of its Subsidiaries (other than Shelter Components and each of its Subsidiaries), granting a first priority perfected Lien in all Collateral covered thereby, together with related financing statements, stock powers, stock certificates evidencing 100% of the issued and outstanding Capital Stock of each Subsidiary of the Borrower (other than Shelter Components and each of its Subsidiaries), and insurance certificates listing the Administrative Agent as loss payee and additional insured and otherwise in a form required by the Collateral Documents;

     (i) a duly executed and completed Subsidiary Guaranty by each Subsidiary of the Borrower (other than Shelter Components and each of its Subsidiaries);

     (j) duly executed and completed Deeds of Trusts, together with such surveys, environmental reports and title insurance policies or commitments as shall be required by the Administrative Agent, in form or substance satisfactory to the Administrative Agent and Special Counsel;

     (k) simultaneously with the making of the initial Advance, executed UCC-3 Termination Statements to be filed in appropriate jurisdictions to terminate all Liens against assets of the Borrower and its subsidiaries (including Shelter Components and its Subsidiaries) other than Permitted Liens;

     (l) all Shelter Components Merger Documents which are existing and available on the date of the initial Advance, which shall be on terms and conditions acceptable to the Administrative Agent;

     (m) the Shelter Components Tender shall have occurred contemporaneously on terms and conditions acceptable to the Lenders;

     (n) evidence satisfactory to the Administrative Agent, that contemporaneously with the Shelter Components Tender (i) the Borrower shall receive contemporaneously at least $105,000,000 in gross proceeds from the sale of the Senior Subordinated Notes; (iii) the aggregate amount of Total Debt plus the Unfunded Purchase Price does not exceed $215,000,000; and (iv) the Unused Portion shall be equal to or greater than the sum of (A) $20,000,000 plus (B) the Unfunded Purchase Price;

     (o) a pro forma balance sheet of the Borrower and its Subsidiaries as of the Agreement Date, taking into account the Shelter Components Transaction and reflecting estimated purchase price accounting adjustments and such other information relating to the Shelter Components Transaction as the Administrative Agent shall request;

     (p) after giving effect to the Shelter Components Transaction, there shall have occurred no material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries (including Shelter Components and its Subsidiaries), taken as a whole, since December 31, 1996;

     (q) a solvency opinion (taking into account the Shelter Components Transaction) with respect to the Borrower and its Subsidiaries delivered by a financial advisor acceptable to the Lenders, in form and substance satisfactory to the Administrative Agent;

     (r) duly executed Landlord's Waivers required by the Administrative Agent and in form and substance satisfactory to the Administrative Agent, dated as of the Agreement Date; and

     (s) in form and substance reasonably satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require in connection with the transactions contemplated hereby.

     Upon contemporaneous satisfaction of the conditions set forth in this

Section 3.1, all Indebtedness under the Existing Credit Agreement shall have
-----------
been (or shall be simultaneously with the initial Advance hereunder) refinanced in full, and all obligations of the Borrower and its Subsidiaries in respect of the Existing Credit Agreement (other than (i) with respect to the Existing Letters of Credit, and (ii) those obligations which expressly survive termination thereof) shall terminate.


     Section 3.2  Conditions Precedent to All Advances and Letters of Credit.
                  ----------------------------------------------------------
The obligation of each Lender to make each Advance hereunder (including the initial Advance) and the obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such
Advance:

     (a) With respect to each Advance and each issuance of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such
                   -----------
Advance or Letter of Credit, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance or Letter of Credit;

     (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of
   --------------
incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or Letter of Credit, is received by the Administrative Agent from the Borrower prior to the making of such Advance;

     (c) There shall not exist a Default or Event of Default hereunder;

     (d) The aggregate Advances and Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder;

     (e) No order, judgment, injunction or decree of any Tribunal shall purport to enjoin or restrain any Lender or the Issuing Bank from making any Advance or issuing any Letter of Credit;

     (f) There shall be no action, suit or proceeding pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower or any of its Subsidiaries, or in any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body which could reasonably be expected to have a Material Adverse Effect; and

     (g) There shall have occurred no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries (including Shelter Components and its Subsidiaries), taken as a whole since December 31, 1997 (but after giving effect to the Shelter Components Transaction).

     Notwithstanding the above, the obligation of each Lender to make a Revolving Credit Advance pursuant to Section 2.16(c) shall be absolute and
                                     ---------------
unconditional and shall not be affected by any circumstances, including, without limitation, (i) the occurrence of any Default or Event of Default, unless the Issuing Bank had actual knowledge of such Default or Event of Default prior to the issuance of such, (ii) the failure of the Borrower to satisfy any condition set forth in this Section 3.2 if waived by the Lenders having Revolving Credit
                  -----------
Specified Percentages aggregating at least 51% or the Issuing Bank did not have actual knowledge that such condition had not been met, or (iii) any other circumstance, happening or event whatsoever.

     Section 3.3  Conditions Precedent to Conversions and Continuations.  The
                  -----------------------------------------------------
obligation of the Lenders to convert any existing Base Rate Advance into a LIBOR Advance or to continue any existing LIBOR Advance is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Borrower to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.


                                   ARTICLE 4

                         Representations and Warranties
                         ------------------------------

     Section 4.1  Representations and Warranties.  The Borrower hereby
                  ------------------------------
represents and warrants to each Lender as follows:

     (a)     Organization; Power; Qualification.  As of the Agreement Date, the
             ----------------------------------
respective jurisdiction of incorporation or organization and percentage ownership by the Borrower or another Subsidiary of the Subsidiaries listed on

Schedule 5 are true and correct.  Each of the Borrower and its Subsidiaries is a
----------
corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower and its Subsidiaries has the corporate or other legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Subsidiaries is authorized to do business, duly qualified and in good standing as set forth in Schedule 8 and no qualification or authorization is necessary in any other
   ----------
jurisdictions in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Material Adverse Effect.

     (b)     Authorization.  The Borrower has corporate power and has taken all
             -------------
necessary corporate action to authorize it to borrow hereunder. Each Obligor has corporate or other legal power and has taken all necessary corporate or other legal action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Obligor executing it. Each of the Loan Documents to which an Obligor is a party is a legal, valid and binding respective obligation of such Obligor, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Subsidiary).

     (c)     Compliance with Other Loan Documents and Contemplated Transactions.
             ------------------------------------------------------------------
The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not

(i) require any consent or approval not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation, by-laws, partnership agreement, operating agreement or other similar governing document or agreement of such Obligor, (iv) conflict with, result in a breach of, or constitute a default under any Necessary Authorization, indenture, agreement or other instrument, to which such Obligor is a party or by which they or their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Obligor, except Permitted Liens.

     (d) Business.  The Borrower and its Subsidiaries are engaged primarily in
         --------
the business of the manufacture and distribution of plumbing and building products for manufactured housing and recreational vehicles and activities directly related thereto.

     (e) Licenses, etc.  All Necessary Authorizations have been duly obtained,
         --------------
and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, unless the failure to obtain or have in effect such Necessary Authorizations would not result in a Material Adverse Effect. The Borrower and its Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof. No circumstance exists which might impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which would have a Material Adverse Effect. No Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation.

     (f) Compliance with Law.  The Borrower and its Subsidiaries are in
         -------------------
compliance in all respects with all Applicable Laws, except where the failure to so comply would not have a Material Adverse Effect, taken as a whole.

     (g) Title to Properties.  The Borrower and its Subsidiaries have good and
         -------------------
indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Subsidiaries. The Borrower and its Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing (except relating to Permitted Liens).

     (h) Litigation.  Except as reflected on Schedule 4 hereto, there is no
         ----------                          ----------
action, suit or proceeding pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the amount claimed (in excess of applicable insurance) exceeds $100,000.

     (i) Taxes.  All federal, state and other tax returns of the Borrower and
         -----
its Subsidiaries required by law to be filed have been duly filed or extensions have been timely filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, its Subsidiaries or any of their properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of their taxes are, in the judgment of the Borrower, adequate.

     (j) Financial Statements; Material Liabilities.  The Borrower has furnished
         ------------------------------------------
or caused to be furnished to the Lenders copies of its December 31, 1996 annual financial statements and the Borrower has furnished or caused to be furnished copies of its September 30, 1997 quarterly financial statements, which were prepared in good faith and are complete in all material respects and present fairly in accordance with GAAP the financial position of the Borrower and its Subsidiaries, as appropriate, as at such dates and the results of operations for the periods then ended. The Borrower has furnished or caused to be furnished to the Lenders copies of the December 31, 1996 annual financial statements and the September 30, 1997 quarterly financial statements of Shelter Components and its Subsidiaries, which were prepared in good faith and are complete in all material respects and present fairly in accordance with GAAP the financial position of Shelter Components and its Subsidiaries as at such dates and the results of operations for the periods then ended. None of the Borrower and its Subsidiaries or Shelter Components and its Subsidiaries, taken as a whole, have any material liabilities, contingent or otherwise, nor material losses, except as set forth in said annual financial statements and quarterly financial statements, as appropriate.

     (k) No Adverse Change.  Since December 31, 1996, no event or circumstance
         -----------------
has occurred or arisen that constitutes as a Material Adverse Effect.

     (l) ERISA.  None of the Borrower or its Controlled Group maintains or
         -----
contributes to any Plan other than those disclosed to the Administrative Agent in writing. Each such Plan (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. With respect to each Plan (other than any Multiemployer Plan) of the Borrower and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $50,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No Plan of the Borrower or any member of its Controlled Group has been terminated under
Section 4041(c) of ERISA nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required under the terms of any such Plan, or by Section 412 of the Code or Section 302 of ERISA by the due date under Section 412 of the Code and
Section 302 of ERISA the result of which could reasonably be expected to have Material Adverse Effect. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan or its related trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group does not exceed by more than $50,000 the present value of the assets of each such Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date. There are no pending, or to the best of the Borrower's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or, to the best of the Borrower's knowledge, any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under
Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of
Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069 the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains or has established any Plan, which is a welfare benefit plan within the meaning of Section 3(1) of ERISA and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Each of Borrower and its
                                         -----
Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder. None of the Borrower or any member of its Controlled Group maintains, has established, or has ever participated in a multiemployer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

     (m) Compliance with Regulations G, T, U and X.  The Borrower is not engaged
         -----------------------------------------
principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. No more than 25% of the assets of the Borrower and its Subsidiaries will be margin stock. None of the Borrower and its Subsidiaries nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any other Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Neither the making of any Advances, the issuance of any Letters of Credit nor the application of any proceeds thereof will violate, or be inconsistent with, the provisions of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

     (n) Governmental Regulation.  The Borrower and its Subsidiaries are not
         -----------------------
required to obtain any Necessary Authorization that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof, in accordance with their respective terms, including any borrowing hereunder; provided, however, an assignment of Accounts
                                   --------  -------
will need to be filed pursuant to the Assignment of Claims Act with respect to Accounts in which the account debtor in respect thereof is the United States or any department, or agency or instrumentality thereof, and certain other filings and assignments may be necessary to comply with governmental rules concerning Accounts in which the account debtor in respect thereof is any state of the United States or any county, city, town, municipality or division of such State.

     (o) Absence of Default.  The Borrower and its Subsidiaries are in
         ------------------
compliance in all material respects with all of the provisions of their certificate of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any of its Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries or by which they or any of their material properties is bound.

     (p) Investment Company Act.  The Borrower is not required to register under
         ----------------------
the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

     (q) Environmental Matters.  Neither the Borrower nor any of its
         ---------------------
Subsidiaries has any current actual knowledge that any substance deemed hazardous by any Applicable Environmental Law, has been installed (i) on any real property fee title to which is now owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on any real property leased by the Borrower or any of its Subsidiaries, in either case in a manner which does not comply with

Applicable Environmental Laws. The Borrower and its Subsidiaries are not in material violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any Applicable Environmental Laws. The Borrower and its Subsidiaries have not obtained and are not required to obtain any permits, licenses or similar authorizations other than certificates of occupancy and building permits to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property owned or leased by the Borrower or any Subsidiary by reason of any Applicable Environmental Laws. The Borrower and its Subsidiaries undertook, at the time of acquisition of fee title to any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice. The Borrower and its Subsidiaries have taken reasonable steps to determine, and the Borrower and its Subsidiaries have no current actual knowledge, that any hazardous substances or solid wastes have been disposed of or otherwise released (i) on or to the real property fee title to which is owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on or to any real property leased by Borrower or any of its Subsidiaries, all within the meaning of the Applicable Environmental Laws.

     (r) Certain Fees.  No broker's, finder's or other fee or commission will be
         ------------
payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitments or the Advances hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

     (s) Necessary Authorizations.  No event has occurred which permits (or with
         ------------------------
the passage of time would permit) the revocation or termination of any Necessary Authorization, or which could result in the imposition of any restriction thereon of such a nature that could reasonably be expected to be classified as a Material Adverse Effect.

     (t) Patents, Etc.  The Borrower and its Subsidiaries have collectively
         ------------
obtained or applied for all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted. Nothing has come to the current actual knowledge of the Borrower or any of its Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Subsidiary may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Subsidiary contesting its right to sell or use any such process, method, part or other material, which if determined adversely to the Borrower or any Subsidiary could reasonably be expected to be classified as a Material Adverse Effect.

     (u) Disclosure.  Neither this Agreement nor any other document, certificate
         ----------
or statement which has been furnished to any Lender by or on behalf of the Borrower or any Subsidiary in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to materially adversely affect the assets or business of the Borrower and its Subsidiaries, or in the future could reasonably be expected (so far as the Borrower can now foresee) to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

     (v) Solvency.  The Borrower is, and Borrower and its Subsidiaries on a
         --------
consolidated basis are, Solvent.

     (w) Labor Relations.   Except as set forth on Schedule 10 hereto, neither
         ---------------                           -----------
the Borrower nor any of its Subsidiaries is a party to a collective bargaining agreement or similar agreement, and the Borrower and each of its Subsidiaries is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to the employment of its employees, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect, and there are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations of the Borrower or any of its Subsidiaries or for which the Borrower or any such Subsidiary may be responsible other than in the ordinary course of business, except for such unpaid or unwithheld arrears which could not reasonably be expected to result in a Material Adverse Effect. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     (x) Common Enterprise.  The Borrower and its Subsidiaries are engaged in
         -----------------
the businesses set forth in Section 4.1(d) hereof.  These operations require
                            --------------
financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of its Subsidiaries, as required for the continued successful operation of the Borrower and its Subsidiaries as a whole. The Borrower and its Subsidiaries expect to derive benefit (and the boards of directors of the Borrower and its Subsidiaries have determined that the Borrower and its Subsidiaries may reasonably be expected to derive benefit), directly or indirectly, from the credit extended by the Lenders hereunder, both in their separate capacities and as members of the group of companies, since the successful operation and condition of the Borrower and its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole.

     Section 4.2  Survival of Representations and Warranties, etc.  All
                  -----------------------------------------------
representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) applicable to a specific date or otherwise subsequently inapplicable, or (c) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance.

All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.


                                   ARTICLE 5

                               General Covenants
                               -----------------

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section 5.1  Preservation of Existence and Similar Matters.  The Borrower
                  ---------------------------------------------
shall, and shall cause each Subsidiary to:

     (a) preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from federal, state and local governmental bodies and any tribunal (regulatory or otherwise), the loss of which could have a Material Adverse Effect; and

     (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not have a Material Adverse Effect.

     Section 5.2  Business; Compliance with Applicable Law.  The Borrower and
                  ----------------------------------------
its Subsidiaries shall (a) engage primarily in the businesses set forth in

Section 4.1(d) hereof, and (b) comply in all material respects with the
--------------
requirements of all Applicable Law.

     Section 5.3  Maintenance of Properties.  The Borrower shall, and shall
                  -------------------------
cause each Subsidiary to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate (in the reasonable judgment of the Borrower) repairs, renewals, replacements, additions, betterment and improvements thereto.

     Section 5.4  Accounting Methods and Financial Records.  The Borrower shall,
                  ----------------------------------------
and shall cause each Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Subsidiaries shall maintain a fiscal year ending on the last day of December.

     Section 5.5  Insurance.  The Borrower shall, and shall cause each
                  ---------
Subsidiary to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Agreement Date. Each insurance policy shall provide for at least 30 days' prior notice to the Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise.

     Section 5.6  Payment of Taxes and Claims.  The Borrower shall, and shall
                  ---------------------------
cause each Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as no Lien (other than a Permitted Lien) shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each of its Subsidiaries to, timely file all information returns (or extensions of such filing deadlines) required by federal, state or local tax authorities.

     Section 5.7  Visits and Inspections.  The Borrower shall, and shall cause
                  ----------------------
each of its Subsidiaries to, promptly permit representatives of the Administrative Agent or any Lender from time to time after notice by the Administrative Agent or any Lender no later than the previous Business Day to
(a) visit and inspect the properties of the Borrower and its Subsidiaries as often as the Administrative Agent or any Lender shall reasonably deem advisable,
(b) audit, inspect and make extracts from and copies of the Borrower's and each such Subsidiary's books and records, and (c) discuss with the Borrower's and each such Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects. The Borrower shall pay the reasonable expenses related to inspections and audits performed by the Administrative Agent or any Lender. Prior to the occurrence of an Event of Default, all such visits and inspections shall be conducted during normal business hours and shall not be conducted more often than once per fiscal quarter. Following the occurrence and during the continuance of an Event of Default, such visits and inspections shall be conducted at any time requested by the Administrative Agent or any Lender without any requirement for advance notice.

     Section 5.8  Payment of Indebtedness.  Subject to Section 5.6 hereof, the
                  -----------------------              -----------
Borrower shall, and shall cause each of its Subsidiaries to, pay its Indebtedness when and as the same becomes due, other than amounts (other than the Obligations) duly and diligently disputed in good faith.

     Section 5.9  Use of Proceeds.  The Borrower shall use the proceeds of
                  ---------------
Advances and the Letters of Credit to (a) consummate the Shelter Components Transaction and pay certain outstanding Indebtedness of the Borrower and its Subsidiaries, including payment in full of all obligations and Indebtedness under the Existing Credit Agreement, (b) pay certain fees and expenses related to the Shelter Components Transaction, and (c) financing the ongoing working capital and general corporate requirements of the Borrower and its Subsidiaries, including Acquisitions permitted hereunder.

     SECTION 5.10   INDEMNITY.
                    ---------

     (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, EACH LENDER, THE ISSUING BANK, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, TRUSTEES, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST
                                                 -----------
ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, REASONABLE COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER, OR ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES), IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MANAGEMENT OF THE ADVANCES, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE
ADMINISTRATIVE AGENT OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (I) ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND (II) MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT (COLLECTIVELY, "INDEMNIFIED MATTERS"). TO THE EXTENT
                -------------------

THAT ANY INDEMNIFIED MATTER INVOLVES ONE OR MORE INDEMNITEES, SUCH INDEMNITEES SHALL USE THE SAME LEGAL COUNSEL UNLESS ANY INDEMNITEE IN ITS REASONABLE DISCRETION DETERMINES THAT CONFLICTS EXIST OR MAY ARISE IN CONNECTION WITH SUCH REPRESENTATION.

     (b) IN ADDITION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE REASONABLE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER; PROVIDED, HOWEVER, THAT PRIOR TO THE OCCURRENCE OF A DEFAULT, THE ADMINISTRATIVE AGENT OR LENDERS, AS APPLICABLE, SHALL OBTAIN THE BORROWER'S PREVIOUS CONSENT BEFORE THE INCURRENCE OF ANY LEGAL AND OTHER EXPENSES OTHER THAN THOSE INCURRED IN CONNECTION WITH THE DOCUMENTATION OF THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THOSE INCURRED IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER SECTION 5.7 HEREOF.
                                                             -----------
THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

     Section 5.11  Environmental Law Compliance.  The use which the Borrower or
                   ----------------------------
any of its Subsidiaries intends to make of any real property which is owned or leased by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real property which is in violation of Applicable Environmental Laws. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of Applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of Applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden or lessen the meaning of any term defined thereby, such broader or lesser meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any of its Subsidiaries or any of their properties establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader or lesser than that specified in either CERCLA or RCRA, such broader or lesser meaning shall apply. The Borrower agrees to indemnify and hold the Administrative Agent and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, reasonable costs and reasonable expenses (including reasonable attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Borrower or any Subsidiary to perform any of their obligations hereunder regarding asbestos or Applicable Environmental Laws, (b) any violation on or before the Release Date of any Applicable Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real property or release from such real property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release Date), resulting from or in connection with the ownership of the real property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence; provided that, the Borrower shall not be under any obligation to indemnify the Administrative Agent or any Lender to the extent that any such liability arises as the result of the gross negligence or willful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

     Section 5.12  Further Assurances.  At any time or from time to time upon
                   ------------------
the reasonable request by the Administrative Agent, the Borrower or any Subsidiary of the Borrower shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower agrees to (a) update and deliver to the Administrative Agent Schedule 4 hereto at the time of delivery of the
                         ----------
financial statements set forth in Sections 6.1 and 6.2 hereof if the information
                                  ------------     ---
provided therein is not complete and correct, (b) update and deliver to the Administrative Agent Schedule 1 to the Security Agreements promptly upon
                     ----------
discovery if the information provided therein is not complete and correct, and
(c) execute and deliver to the Administrative Agent Deeds of Trust with respect to any real property hereafter acquired by the Borrower or any of its Subsidiaries, as applicable, together with surveys and environmental reports in form satisfactory to the Administrative Agent and title insurance thereon in form and amounts satisfactory to the Administrative Agent, and such board resolutions, officer's certificates, corporate and other documents and opinions of counsel as the Administrative Agent shall reasonably request with respect thereto. Immediately after completion of the Shelter Components Tender and the making of the initial Advance hereunder, (a) Shelter Components and each of its Subsidiaries shall execute a Subsidiary Guaranty and Collateral Documents granting a first priority Lien in all of their respective assets to secure the Obligations, and (b) the Lenders shall receive such documents, board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in clause (a) immediately preceding. Upon consummation of the Shelter Components Merger, (a) 100% of the Capital Stock of Shelter Components and each of its Subsidiaries shall be pledged to secure the Obligations and (b) the Lenders shall receive such documents, board resolutions, officer's certificates, and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in clause (a) immediately preceding.

     Section 5.13  Subsidiaries.  Except as is otherwise provided in Section
                   ------------                                      -------
5.12 above with respect to Shelter Components and its Subsidiaries, at any time
----
that any Person becomes a Subsidiary, (a) such Subsidiary shall execute a Subsidiary Guaranty of the Obligations and Collateral Documents granting a first priority Lien in all its assets to secure the Obligations, (b) 100% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations, and (c) the Lenders shall receive such documents, board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in clauses (a) and
(b) above.

     Section 5.14  Deeds of Trust.  If the Determining Lenders shall so request
                   --------------
in writing, the Borrower shall, and shall cause each Subsidiary to, within five Business Days of such request, create and deliver to the Administrative Agent
(a) any Deeds of Trust, together with related fixture filings and financing statements, concerning any real property owned by the Borrower or such Subsidiary not previously pledged hereunder, (b) such other documents and instruments as the Administrative Agent shall deem necessary in its sole judgment to grant or assure the Lenders a first priority, perfected Lien in any real property owned by the Borrower or such Subsidiary, and (c) opinions of counsel to the Borrower and each Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the execution and enforceability of the Deeds of Trust and related documents. As an accommodation to the Borrower, to the extent that any mortgage or similar tax is required to be paid in connection with the filing and recordation of any Deed of Trust, Lenders agree to limit the amount of Debt secured by such Deed of Trust to an amount not in excess of 120% of the fair market value of the Collateral subject to such Deed of Trust determined at the time of filing of such Deed of Trust.


                                   ARTICLE 6

                             Information Covenants
                             ---------------------

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to each Lender, subject to such Lender having executed a Confidentiality Agreement:

     Section 6.1  Quarterly Financial Statements and Information.  Within 45
                  ----------------------------------------------
days after the end of each fiscal quarter, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of income for such fiscal quarter and for the elapsed portion of the year ended with the last day of such fiscal quarter, and consolidated statement of cash flow of the Borrower and its Subsidiaries for the elapsed portion of the year ended with the last day of such fiscal quarter; all of which shall be certified by the president or chief financial officer or other officer of the Borrower acceptable to the Administrative Agent, to be, in his or her opinion acting solely in his or her capacity as an officer of the Borrower, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such fiscal quarter, and for the elapsed portion of the year ended with the last day of such fiscal quarter, subject only to normal year-end adjustments.

     Section 6.2  Annual Financial Statements and Information; Certificate of No
                  --------------------------------------------------------------
Default.
-------

     (a) Within 90 days after the end of each fiscal year, a copy of the consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) the consolidated statements of earnings of the Borrower and its Subsidiaries and consolidated statements of changes in shareholders' equity of the Borrower and its Subsidiaries, and statements of changes in cash flow of the Borrower and its Subsidiaries as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accounts acceptable to the Lenders (provided, however, any big six public accounting firm shall be acceptable to the Lenders), whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

     (b) Simultaneously with the delivery of the statements required by this

Section 6.2, a letter from the Borrower's public accountants certifying that no
-----------
Default was detected during the examination of the Borrower and its Subsidiaries.

     Section 6.3  Compliance Certificate.  At the time financial statements are
                  ----------------------
furnished pursuant to Sections 6.1 and 6.2 hereof, the Compliance Certificate,
                      ------------     ---
completed as provided therein.

     Section 6.4  Copies of Other Reports and Notices.
                  -----------------------------------

     (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to any Obligor by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 6.2 hereof,
                                                            -----------
and, if requested by the Administrative Agent, any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by any Obligor to stockholders generally, (iii) each regular, periodic or other report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by any Obligor with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of any Obligor;

     (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of any Obligor in excess of $100,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by any Obligor under any material agreement or instrument other than this Agreement to which any Obligor is a party or by which any of their properties may be bound, or (iii) any event, circumstance or condition which could reasonably be expected to be classified as a Material

Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (c) Promptly upon becoming aware that any party to any Capitalized Lease Obligations or any other lease obligations of any Obligor, in each case, in excess of $100,000, has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (d) Promptly upon receipt thereof, information with respect to and copies of any notices received from any federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with any Law by any Obligor, or might result in the payment of money by any Obligor in an amount of $100,000 or more in the aggregate, or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization;

     (e) Promptly upon receipt from any governmental agency, or any government, political subdivision or other entity, any material notice, correspondence, hearing, proceeding or order regarding or affecting any Obligor, or any of their respective properties or businesses; and

     (f) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of any Obligor, as the Administrative Agent or any Lender may reasonably request.

     Section 6.5  Notice of Litigation, Default and Other Matters.  Prompt
                  -----------------------------------------------
notice of the following events after the Borrower has knowledge or notice thereof:

     (a) The commencement of all proceedings and investigations by or before any governmental body, and all actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of $100,000 (after deducting the amount with respect to any Obligor is insured), against or in any other way relating directly to any Obligor, or any of their respective properties or businesses;

     (b) Promptly upon the happening of any condition or event of which the Borrower has current actual knowledge which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

     (c) Any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of any Obligor, other than changes in the ordinary course of business which have not had and are not likely to have a Material Adverse Effect.

     Section 6.6  ERISA Reporting Requirements.
                  ----------------------------

     (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group has current actual knowledge that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group has current actual knowledge that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

     (b) Promptly and in any event within three Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor or the Internal Revenue Service, copies of each annual report (including Schedule B thereto, if applicable) with respect to each Plan of which the Borrower or any member of its Controlled Group is the "plan sponsor";

     (d) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

     (e) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing which would in either case result in a material liability to the Borrower;

     (f) Notification within three Business Days after the Borrower or any member of its Controlled Group knows that the Borrower or any such member of its Controlled Group has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

     (g) Within three Business Days after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.


                                   ARTICLE 7

                              Negative Covenants
                              ------------------

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section 7.1  Indebtedness.  The Borrower shall not, and shall not permit
                  ------------
any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

     (a) Indebtedness under the Loan Documents;

     (b) Accounts payable, accrued liabilities and deferred taxes incurred in the ordinary course of business;

     (c) Indebtedness, including, in respect of Capitalized Lease Obligations, incurred to purchase, or to finance the purchase of, assets which constitute property, plant and equipment, not to exceed $5,000,000 in aggregate principal amount outstanding at any time;

     (d) Interest hedging obligations under Interest Hedge Agreements entered into with any Lender or any of their respective Affiliates;

     (e) Indebtedness existing on the Agreement Date which is described on

Schedule 7 hereto, including renewals (but no increases) thereof;
----------

     (f) Indebtedness in respect of endorsement of negotiable instruments in the ordinary course of business;

     (g) Indebtedness in respect of the Senior Subordinated Notes;

     (h) Institutional Debt and Subordinated Debt, provided that the Net Cash Proceeds of such Institutional Debt and Subordinated Debt are applied in accordance with Section 2.5(f) hereof;
                --------------

     (i) Indebtedness in respect of the Shepherd Acquisition not to exceed $4,000,000 in aggregate amount; and

     (j) Other Indebtedness not to exceed $2,500,000 in aggregate amount outstanding at any time.

     Section 7.2  Liens.  The Borrower shall not, and shall not permit any of
                  -----
its Subsidiaries to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. Except with respect to the Senior Subordinated Notes, the Borrower shall not, and shall not permit any of its Subsidiaries to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets.

     Section 7.3  Investments.  The Borrower shall not, and shall not permit any
                  -----------
of its Subsidiaries to, make any Investment, except that the Borrower may purchase or otherwise acquire and own:

     (a) Marketable, direct obligations of, or guaranteed by, the United States of America and maturing in one year or less of the date of purchase;

     (b) Commercial paper maturing not more than 270 days from the date of creation thereof issued by U.S. corporations that have a rating of A-1/P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation;

     (c) Certificates of deposit maturing in one year or less of the date of purchase of domestic banks which banks' debt obligations have one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation;

     (d) Accounts receivable that arise in the ordinary course of business and are payable on standard terms;

     (e) Investments in existence on the Agreement Date which are described on

Schedule 6 hereto;
----------

     (f) Investments in Subsidiaries; provided that (i) such Subsidiary shall have executed a Subsidiary Guaranty of the Obligations and Collateral Documents granting a first priority Lien in all its assets to secure the Obligations and
(ii) 100% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations; and

     (g) Other Investments not to exceed $250,000 in aggregate amount.

     Section 7.4  Liquidation, Merger, New Subsidiaries.  The Borrower shall
                  -------------------------------------
not, and shall not permit any of its Subsidiaries to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or

     (b) enter into any merger or consolidation (i) unless with respect to a merger or consolidation, the Borrower shall be the surviving corporation, unless the merger or consolidation involves a Subsidiary of the Borrower and the Borrower is not merging or consolidating with another Person, and either (A) such Subsidiary shall be the surviving corporation, (B) the survivor of the merger becomes a Subsidiary of the Borrower that becomes a party to a Subsidiary Security Agreement (and any other appropriate Collateral Documents) and a Subsidiary Guaranty and 100% of whose Capital Stock is pledged to secure the Obligations or (C) the entity formed becomes a party to a Subsidiary Security Agreement (and any other appropriate Collateral Documents) and a Subsidiary Guaranty and has 100% of its Capital Stock pledged to secure the Obligations, such Subsidiary shall be the surviving corporation, (ii) if such transaction shall be utilized to circumvent compliance with any term or provision herein and
(iii) unless no Default or Event of Default shall then be in existence or occur as a result of such transaction.

     Section 7.5  Sale of Assets.  The Borrower shall not, and shall not permit
                  --------------
any of its Subsidiaries to, sell, lease, abandon, transfer or otherwise dispose of assets in an aggregate amount during any fiscal year in excess of $500,000, except (i) sales of inventory and other assets sold in the ordinary course of business, (ii) sales or other dispositions of worn out or obsolete assets, (iii) sales of Cash Equivalents in the ordinary course of business, (iv) sale of assets in which the Net Cash Proceeds thereof are used within 90 days of such sale to purchase assets of similar value and quality and business utility to those assets sold, or (v) asset sales, the Net Cash Proceeds of which are applied in accordance with Section 2.5(c) hereof.
                           --------------

     Section 7.6  Acquisitions.  The Borrower shall not, and shall not permit
                  ------------
any of its Subsidiaries to, make any Acquisition (excluding the Acquisition of Shelter Components); provided, however, if immediately prior to and after giving effect to the proposed Acquisition there shall not exist a Default or Event of Default, then the Borrower or any of its Subsidiaries may make Acquisitions so long as (i) such Acquisition shall not be opposed by the board of directors of the Person being acquired, (ii) Lenders shall have received written notice at least 15 Business Days prior to the date of such Acquisition, (iii) the Administrative Agent shall have received at least 15 Business Days prior to the date of such Acquisition a Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition, (iv) the assets, property or business acquired shall be in the business described in Section 4.1(d) hereof and the Administrative Agent for the
                      --------------
benefit of the Lenders shall have a first priority Lien in such assets, (v) if the Acquisition results in a Subsidiary, (A) such Subsidiary shall execute a Subsidiary Guaranty of the Obligations and Collateral Documents granting a first priority Lien in all its assets to secure the Obligations, (B) 100% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations, and (C) the Lenders receive such documents, board resolutions, officer's certificates and opinions of counsel as the Administrative Agent shall reasonably request in connection with the actions described in clauses (A) and (B) above, and (vi) the aggregate Acquisition Consideration (excluding the Shepherd Acquisition) expended by the Borrower and its Subsidiaries for Acquisitions during any period of four consecutive fiscal quarters (commencing October 1, 1997) shall not exceed $25,000,000.

     Section 7.7  Restricted Payments.  The Borrower shall not, and shall not
                  -------------------
permit any of its Subsidiaries to, directly or indirectly declare, pay or make any Restricted Payments, except (a) Dividends payable by a Subsidiary to the Borrower or another Subsidiary, (b) Dividends payable in stock and not cash, (c) liquidated damages with respect to the Senior Subordinated Notes, (d) regularly scheduled payments of interest on Subordinated Debt, (e) payments under the Tax Indemnification Agreement not to exceed $500,000 in an aggregate amount during any fiscal year, and (f) loans to directors, officers and employees of the Borrower and its Subsidiaries not to exceed $50,000 in aggregate amount during any fiscal year; provided, further, however, the Borrower shall not pay or make any Restricted Payments permitted by this Section 7.5 unless there shall exist
                                          -----------
no Default prior to or after giving effect to any such proposed Restricted Payment.

     Section 7.8  Affiliate Transactions.  Except (a) for those certain (i)
                  ----------------------
lease agreements for the Borrower's facilities in Newton, Kansas, and Elkhart, Indiana, with K & E Land and Leasing, a Texas general partnership, (ii) equipment lease agreements with K & E Land and Leasing, and (iii) lease of six automobiles from a partnership with certain officers of Service Supply, all of which leases described in clauses (i), (ii) and (iii) immediately preceding are reflected on Borrower's financial statements as Capitalized Leases and (b) as otherwise expressly permitted herein to the contrary, the Borrower shall not, and shall not permit any Subsidiary to, at any time engage in any transaction with an Affiliate (other than the Borrower or any of its Subsidiaries), nor make an assignment or other transfer of any of its assets or properties to any Affiliate (other than the Borrower or any of its Subsidiaries), on terms materially less advantageous to the Borrower or any of its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate (other than advances to employees in the ordinary course of business). The Borrower shall not, and shall not permit any of its Subsidiaries to, in any event incur or suffer to exist any Indebtedness or Guaranty in favor of any Affiliate, unless such Affiliate shall subordinate the payment and performance thereof to the Obligations on terms, conditions and documentation satisfactory to the Determining Lenders.

     Section 7.9  Compliance with ERISA.  The Borrower shall not, and shall not
                  ---------------------
permit any of its Subsidiaries to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group taken as a whole, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of a material (in the opinion of the Determining Lenders) liability of the Borrower or any member of its Controlled Group taken as a whole, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the reasonable opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group taken as a whole, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group taken as a whole, or

(e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions utilized by each such Plan) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan, by $50,000.

     Section 7.10  Leverage Ratio.  The Borrower shall not permit the Leverage
                   --------------
Ratio to be greater than (a) 5.25 to 1 at the end of any fiscal quarter occurring during the period from the Agreement Date to but not including December 31, 1998, (b) 4.75 to 1 at the end of any fiscal quarter occurring during the period from and including December 31, 1998 to but not including December 31, 1999, (c) 4.25 to 1 at the end of any fiscal quarter occurring during the period from and including December 31, 1999 to but not including December 31, 2000, and (d) 3.75 to 1 at December 31, 2000 and at the end of any fiscal quarter thereafter; provided, however, for purposes of determining the Leverage Ratio for purposes of this Section 7.10 only, there shall be added to
                                    ------------
EBITDA on a non-cumulative basis an amount of (i) $5,300,000 at December 31, 1997, (ii) $5,000,000 at March 31, 1998, and (iii) $3,750,000 at June 30, 1998.

     Section 7.11  Fixed Charge Coverage Ratio.  The Borrower shall not permit
                   ---------------------------
the Fixed Charge Coverage Ratio to be less than (a) 1.25 to 1 at the end of the fiscal quarters ending March 31, 1998, June 30, 1998 and September 30, 1998, calculated in each case from January 1, 1998 to and including each such fiscal quarter and (b) 1.50 to 1 at the end of any fiscal quarter thereafter, calculated for the four fiscal quarters preceding the date of determination.

     Section 7.12  Net Worth.  The Borrower shall not permit the Net Worth at
                   ---------
any time to be less than the sum of (a) $35,000,000, plus (b) 50% of cumulative Net Income for the period from and including December 31, 1997 (but excluding from the calculation of such cumulative Net Income the effect, if any, of any fiscal quarter (or portion of a fiscal quarter not yet ended) for which Net Income was a negative number), plus (c) 50% of the Net Cash Proceeds of any Equity Offering, plus (d) 50% of the amount of any Subordinated Debt which is converted into or exchanged for equity of the Borrower or any of its Subsidiaries.

     Section 7.13  Sale and Leaseback.  The Borrower shall not, and shall not
                   ------------------
permit any of its Subsidiaries to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

     Section 7.14  Sale or Discount of Receivables.  The Borrower shall not, and
                   -------------------------------
shall not permit any of its Subsidiaries to, directly or indirectly, sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

     Section 7.15  Capital Expenditures.  The Borrower shall not permit the
                   --------------------
Capital Expenditures (exclusive of Acquisitions) to be paid or incurred by it and its Subsidiaries to exceed (a) $12,000,000 in aggregate amount during the period from the Agreement Date to and including December 31, 1998 and (b) 1% of cumulative net revenues of the Borrower and its Subsidiaries from and after January 1, 1998.

     Section 7.16  Amendments and Waivers of Institutional Debt or Subordinated
                   ------------------------------------------------------------
Debt.  The Borrower shall not, and shall not permit any Subsidiary to, change or
----
amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any document, instrument or agreement relating to any Institutional Debt or Subordinated Debt that would result in (a) an increase in the principal, interest, overdue interest, fees or other amounts payable under the Institutional Debt or Subordinated Debt, (b) an acceleration in any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under the Institutional Debt or Subordinated Debt (including, without limitation, as a result of any redemption), (c) a reduction in any percentage of holders of the Institutional Debt or Subordinated Debt required under the terms of the Institutional Debt or Subordinated Debt to take (or refrain from taking) any action under the Institutional Debt or Subordinated Debt, (d) a change in the definition of "Change of Control" or "Change in Control" or similar event or circumstance, however defined or designated, as provided in the Institutional Debt or Subordinated Debt which would result in such definition being more restrictive than such definition in this Agreement, (e) a change in any of the subordination provisions of the Institutional Debt or Subordinated Debt, (f) a change in any covenant, term or provision in the Institutional Debt or Subordinated Debt which would result in such term or provision being more restrictive than the terms of this Agreement and the other Loan Documents or (g) a change in any term or provision of the Institutional Debt or Subordinated Debt that could have, in any material respect, an adverse effect on the interest of the Lenders.


                                   ARTICLE 8

                                    Default
                                    -------

     Section 8.1  Events of Default.  Each of the following shall constitute an
                  -----------------
Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

     (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

     (b) The Borrower shall default in the payment of any (i) principal under any Note when due and (ii) interest under any Note or under any other Loan Document or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under the other Loan Documents, when due, which Default with respect to clause (ii) above is not cured within five Business Days after the occurrence thereof;

     (c) The Borrower or any of its Subsidiaries shall default in the performance or observance of any agreement or covenant contained in Section 5.1
                                                                    -----------
or Article 7 hereof;
   ---------

     (d) The Borrower or any of its Subsidiaries shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such
                                                         -----------
default shall not be cured within a period of 30 days after the earlier of notice from the Administrative Agent thereof or actual notice thereof by the Borrower or such Subsidiary;

     (e) Any Obligor shall default or breach in the performance or observance of any agreement or covenant (after the expiration of any applicable notice and cure or grace period) in any of the Loan Documents (other than this Agreement);

     (f) There shall be commenced an involuntary proceeding or an involuntary petition shall be filed in a court having competent jurisdiction seeking (i) relief in respect of any Obligor or a substantial part of the property or assets of such Obligor under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, (ii) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of any Obligor, or of any substantial part of its property or assets, or (iii) the winding-up or liquidation of the affairs of any Obligor, and any such proceeding or petition shall continue unstayed and in effect for a period of 60 consecutive days;

     (g) Any Obligor shall (i) file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Obligor or of any substantial part of their respective properties, (iii) file an answer admitting the material allegations filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors, (v) fail generally to pay its debts as they become due, or
(vi) take any action in furtherance of any such action;

     (h) A final judgment or judgments shall be entered by any court against any Obligor for the payment of money which exceeds $250,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the any Obligor which, together with all other such property of such Obligor subject to other such process, exceeds in value $250,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

     (i) With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $100,000 under
Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $100,000, or request a funding waiver from the Internal Revenue Service for contributions in the aggregate in excess of $100,000; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $100,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, or any other liability with respect to a Plan in excess of $100,000, unless the amount of such liability has been funded within the Plan or pursuant to one or more insurance contracts; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan subject to Title IV of ERISA; (vi) a Reportable Event shall occur with respect to a Plan subject to Title IV of ERISA, and within 15 days after the reporting of such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof;
(viii) the benefits of any Plan shall be increased, or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Determining Lenders; or
(ix) any ERISA Event with respect to a Plan subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (f) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (v) through (ix) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the amount of liability that the Borrower or any member of its Controlled Group reasonably is likely to incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $100,000;

     (j) All or any material portion of the Collateral or the Loan Documents shall be the subject of any proceeding instituted by any Person other than a Lender (except in connection with any Lender's exercise of any remedies under the Loan Documents), or there shall exist any litigation with respect to all or any material portion of the Collateral or the Loan Documents, or any Person shall challenge in any manner whatsoever the validity or enforceability of all or any portion of the Loan Documents or the Collateral; provided, however, that during any such time any such circumstance shall be bonded or stayed in accordance with Applicable Law and to the satisfaction of each Lender, such circumstance shall not be an Event of Default;

     (k) Any Obligor shall default in the payment of any Indebtedness or any lease obligations in an aggregate amount of $250,000 or more beyond any grace period provided with respect thereto, or shall default in the performance of any agreement or instrument under which such Indebtedness is created or evidenced beyond any applicable grace period, or any other event or condition shall occur in respect of such Indebtedness, if the effect of such default, event or condition is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to cause such Indebtedness to become due, repurchased or redeemed prior to its date of maturity;

     (l) Any lease of any Obligor shall terminate or cease to be effective, and termination or cessation thereof, together with all other leases, if any, which have been terminated or cease to be effective, could reasonably be expected to have a Material Adverse Effect; provided, however, that termination or cessation of a lease shall not constitute an Event of Default if another lease reasonably satisfactory to each Lender is contemporaneously substituted therefor;

     (m) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Agent or any Lender) in all material respects, or any such party shall so state in writing;

     (n) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien in any Collateral; or

     (o) A Change of Control shall have occurred.

     Section 8.2  Remedies.  If an Event of Default shall have occurred and
                  --------
shall be continuing:

     (a) With the exception of an Event of Default specified in Section 8.1(f)
                                                                --------------
or (g) hereof, the Administrative Agent shall, (i) upon the direction of the
   ---
Lenders whose Revolving Credit Specified Percentages aggregate at least 51%, terminate the Revolving Credit Commitment, and/or (ii) upon the direction of the Determining Lenders, terminate the Commitments and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (b) Upon the occurrence of an Event of Default specified in Section 8.1(f)
                                                                 --------------
or (g) hereof, such principal, interest and other amounts shall thereupon and
   ---
concurrently therewith become due and payable and the Commitments shall forthwith terminate, all without any action by the Administrative Agent, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (c) If any Letter of Credit shall be then outstanding, the Administrative Agent may demand upon the Borrower to, and forthwith upon such demand (but in the case of an Event of Default specified in Section 8.1(f) or (g) hereof,
                                             --------------
without any demand or taking of any other action by the Administrative Agent or any Lender), the Borrower shall, pay to the Administrative Agent in same day funds at the office of the Administrative Agent in such demand for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding.

     (d) The Administrative Agent, and the Lenders may exercise all of the post-default rights granted to them under the Loan Documents or under Applicable Law.

     (e) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


                                   ARTICLE 9

                            Changes in Circumstances
                            ------------------------

     Section 9.1  LIBOR Basis Determination Inadequate.  If with respect to any
                  ------------------------------------
proposed LIBOR Advance for any Interest Period, any Lender determines that (i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the LIBOR Rate for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

     Section 9.2  Illegality.  If any applicable law, rule or regulation, or any
                  ----------
change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Agent. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower
                                              ---------
shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon, on either
(a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or
(b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance owing to such Lender if the Borrower does not terminate this Agreement, notwithstanding anything contained in
Article 2 hereof, the Borrower shall borrow a Base Rate Advance from such
---------
Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

     Section 9.3  Increased Costs.
                  ---------------

     (a) If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

          (i) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

     (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 15 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to Section 11.9 hereof. The
                                                    ------------
affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

     (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be controlling in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof.
                                                        -----------
Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

     Section 9.4  Effect On Base Rate Advances.  If notice has been given
                  ----------------------------
pursuant to Section 9.1, 9.2 or 9.3 hereof suspending the obligation of a Lender
            -----------  ---    ---
to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

     Section 9.5  Capital Adequacy.  If either (a) the introduction of or any
                  ----------------
change in or in the interpretation of any law, rule or regulation or (b) compliance by a Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, within 30 days after written notice and demand by such Lender, subject to Section 11.9,
                                                                ------------
the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's portion of the Commitments hereunder. A certificate as to such amounts submitted to the Borrower by a Lender hereunder, shall, in the absence of manifest error, be conclusive and binding for all purposes.

     Section 9.6  Replacement Lender.  If the Borrower becomes obligated to pay
                  ------------------
additional amounts to any Lender described in Section 9.2, 9.3 or 9.5, the
                                              -----------  ---    ---
Borrower may designate a financial institution reasonably acceptable to the Administrative Agent to replace such Lender by purchasing for cash and receiving an assignment of such Lender's obligations under the Loan Documents and the rights of such Lender under the Loan Documents without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding amounts owing to such Lender (including such additional amounts owing to such Lender pursuant to Section 9.2, 9.3 or 9.5) and such Lender shall be deemed
                   -----------  ---    ---
released from all of its obligations under the Loan Documents. Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in Section 11.6
                                                                 ------------
hereof.

                                   ARTICLE 10

                            Agreement Among Lenders
                            -----------------------

     Section 10.1  Agreement Among Lenders.  The Lenders agree among themselves
                   -----------------------
that:

     (a) Administrative Agent.  Each Lender hereby appoints the Administrative
         --------------------
Agent as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, unless and until the Administrative Agent shall have received such requests, the Administrative Agent may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, fee or other amount; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Agent agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower. The Administrative Agent shall have no fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Agent are mechanical and administrative in nature.

     (b) Replacement of Administrative Agent.  Should the Administrative Agent
         -----------------------------------
or any successor Administrative Agent ever cease to be a Lender hereunder, or should the Administrative Agent or any successor Administrative Agent ever resign as Administrative Agent, or should the Administrative Agent or any successor Administrative Agent ever be removed with cause or without cause by the action of all Lenders (other than the Administrative Agent), then the Lender appointed by the other Lenders (provided that no Event of Default exists, with the consent of the Borrower, which consent shall not be unreasonably withheld) shall forthwith become the Administrative Agent, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change. If the Administrative Agent also then serves in the capacity of the Issuing Bank, such resignation or removal shall constitute resignation or removal of the Issuing Bank and the successor Administrative Agent shall serve in the capacity of the Issuing Bank; provided, however, if the Administrative Agent also serves in the capacity of the Issuing Bank and no successor Administrative Agent is appointed, the retiring Administrative Agent shall remain as the Issuing Bank. Any resignation or removal of the Administrative Agent or any successor Administrative Agent shall become effective upon the appointment by the Lenders of a successor Administrative Agent; provided, however, if no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, provided that if the retiring or removed Administrative Agent is unable to appoint a successor Administrative Agent, the Administrative Agent shall, after the expiration of a 60 day period from the date of notice, be relieved of all obligations as Administrative Agent hereunder. Notwithstanding any Administrative Agent's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

     (c) Expenses.  Each Lender shall pay its pro rata share, based on its Total
         --------
Specified Percentage, of any expenses paid by the Administrative Agent directly and solely in connection with any of the Loan Documents if Administrative Agent does not receive reimbursement therefor from other sources within 60 days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or the Borrower in good faith. Any amount so paid by the Lenders to the Administrative Agent shall be returned by the Administrative Agent pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Agent.

     (d) Delegation of Duties.  The Administrative Agent may execute any of its
         --------------------
duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

     (e) Reliance by Administrative Agent.  The Administrative Agent and its
         --------------------------------
officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected the Administrative Agent. The Administrative Agent may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

     (f) Limitation of Administrative Agent's Liability.  Neither the
         ----------------------------------------------
Administrative Agent nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Agent shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Agent shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Agent shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower. TO THE EXTENT NOT REIMBURSED BY THE BORROWER, EACH LENDER HEREBY SEVERALLY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, PRO RATA ACCORDING TO ITS TOTAL SPECIFIED PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND/OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THE ADMINISTRATIVE AGENT IN ANY WAY WITH RESPECT TO ANY LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THE LOAN DOCUMENTS (INCLUDING ANY NEGLIGENT ACTION OF THE ADMINISTRATIVE AGENT), EXCEPT TO THE EXTENT THE SAME RESULT FROM GROSS NEGLIGENCE OR WILFUL MISCONDUCT BY THE ADMINISTRATIVE AGENT.

     (g) Liability Among Lenders.  No Lender shall incur any liability (other
         -----------------------
than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

     (h) Rights as Lender.  With respect to its commitment hereunder, the
         ----------------
Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     Section 10.2  Lender Credit Decision.  Each Lender acknowledges that it
                   ----------------------
has, independently and without reliance upon the Administrative Agent or any other Lender and based upon the financial statements referred to in Sections
                                                                    --------
4.1(j), 6.1 and 6.2 hereof, and such other
------  ---     ---
documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 10.3  Benefits of Article.  None of the provisions of this Article
                   -------------------
shall inure to the benefit of any Person other than Lenders; consequently, no Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.


                                  ARTICLE 11

                                 Miscellaneous
                                 -------------

     Section 11.1  Notices.
                   -------

     (a) All notices and other communications under this Agreement shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)  If to the Borrower, at:

               Kevco, Inc.
               University Centre I, Suite 200
               1300 South University
               Fort Worth, Texas 76107
               Attn:  Jerry E. Kimmel

               with a copy to:

               Jackson Walker L.L.P.
               777 Main Street, Suite 1800
               Fort Worth, Texas 76102
               Attn:  Richard S. Tucker

          (ii)  If to the Administrative Agent, at:

                NationsBank of Texas, N.A.
                901 Main Street, 67th Floor
                Dallas, Texas  75202
                Attn:  Todd Shipley, Senior Vice President

          (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

     (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

     Section 11.2  Expenses.  The Borrower shall promptly pay:
                   --------

     (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

     (b) all reasonable out-of-pocket expenses and reasonable attorneys' fees of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent relating to this Agreement or the other Loan Documents; and

     (c) after the occurrence of an Event of Default, all costs, out-of-pocket expenses and attorneys' fees of the Administrative Agent and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, which in each case shall include without limitation fees and expenses of consultants, counsel for the Administrative Agent and any Lender, and administrative fees for the Administrative Agent. Notwithstanding anything to the contrary contained herein, prior to the occurrence of an Event of Default, the Borrower shall have no obligation to pay legal fees or expenses of any Lender other than the reasonable legal fees and expenses of the Administrative Agent.

     Section 11.3  Waivers.  The rights and remedies of the Lenders under this
                   -------
Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event that any Lender decides to fund an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent or any of the Lenders are a party thereto, relating to the Borrower.

     Section 11.4  Determination by the Lenders Conclusive and Binding.  Any
                   ---------------------------------------------------
calculation or material determination required or expressly permitted to be made by the Administrative Agent or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be controlling.

     Section 11.5  Set-Off.  In addition to any rights now or hereafter granted
                   -------
under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee or participant in any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holdershall have declared the principal of and interest on the Advances and other due hereunder to be due and payable as permitted by Section 8.2. Any sums obtained by any Lender or by any assignee,
                -----------
participant or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

     Section 11.6  Assignment.
                   ----------

     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of all of the Lenders.

     (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

     (c) Lender may at any time sell participations in all or any part of its Advances (collectively, "Participations") to any banks or other financial
                         --------------
institutions ("Participants") provided that such Participation shall not confer
               ------------
on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i) any increase in the commitment of any Participant; or (ii)(A) the extension of the date of maturity of, or (B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on, the Advances, the Letters of Credit, or the Reimbursement Obligations; or (iii) the release of security for the Obligations, including without limitation any guarantee; or
(iv) the reduction of any fees payable hereunder. Notwithstanding the foregoing, any Lender may sell a Participation to any of its Affiliates which is a bank or financial institution without the consent of the Borrower, provided that such Participation shall not confer any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents. Notwithstanding the foregoing, the Borrower agrees that the Participants shall be entitled to the benefits of
Article 9 and Section 11.5 hereof as though they were Lenders and the Lenders
---------     ------------
may provide copies of all financial information received from the Borrower to such Participants. To the fullest extent it may effectively do so under Applicable Law, the Borrower agrees that any Participant may exercise any and all rights of banker's lien, set-off and counterclaim with respect to this Participation as fully as if such Participant were the holder of the Advances in the amount of its Participation.

     (d) Each Lender may assign to one or more Eligible Assignees its rights and obligations under this Agreement and the other Loan Documents; provided,
                                                               --------
however, that (i) each such assignment shall be subject to the prior written
-------
consent of the Administrative Agent and Borrower, which consent shall not be unreasonably withheld (provided, however, notwithstanding anything herein to the
                       --------  -------
contrary, no consent of the Borrower is required for any assignment (A) during any time that any Event of Default has occurred and is continuing, (B) to an Affiliate or (C) to an existing Lender hereunder), (ii) the applicable Lender, the Administrative Agent and Eligible Assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement (an "Assignment
                                                                 ----------
Agreement") in substantially the form of Exhibit F hereto, together with the
---------                                ---------
Notes subject to such assignment, (iii) the Eligible Assignee or the assigning Lender, as the case may be, shall deliver to the Administrative Agent a processing fee of $3,000; and (iv) no such Assignment shall be in an amount of less than $5,000,000.00, unless the portion of the Commitment of a Lender is less than $5,000,000, in which case such assignment may be in the total amount of such Lender's portion of the Commitment. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof and the recordation of the information therein in the Register pursuant to

Section 11.6(j) hereof, (A) the Eligible Assignee thereunder shall be party
---------------
hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the applicable Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement.

     (e) Notwithstanding anything in clause (d) above to the contrary, (i) any Lender may assign and pledge all or any portion of its Advances and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank and (ii) any Lender that is a fund may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's Indebtedness; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

     (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Eligible Assignee, and any Note or Notes subject to such assignment, the Borrower shall, within five Business Days after its receipt of such Assignment Agreement, at no expense to the Borrower, execute and deliver to the Administrative Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the portion of the Advances and Commitments assigned to it pursuant to such Assignment Agreement and new Notes to the order of the Administrative Agent in an amount equal to the portion of the Advances and Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of
Exhibit A, B or C hereto, as applicable.
------- -  -    -

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.6, disclose to
                                                      ------------
the Eligible Assignee or Participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided such Person has executed a Confidentiality Agreement.

     (h) Except as specifically set forth in this Section 11.6, nothing in this
                                                  ------------
Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

     (i) Notwithstanding anything in this Section 11.6 to the contrary, no
                                          ------------
Eligible Assignee or Participant shall be entitled to receive any greater payment under Section 2.15 or Section 9.3 than such assigning or participating
              ------------    -----------
Lender or any other Lender would have been entitled to receive with respect to the interest assigned or participated to such Eligible Assignee or Participant.

     (j) The Register.  The Administrative Agent shall maintain at its address
         ------------
referred to in Section 11.1 a copy of each Assignment Agreement delivered to and
               ------------
accepted by it a register (the "Register") for the recordation of the names and
                                --------
addresses of the Lenders, any U.S. taxpayer identification number, the Specified Percentages of the Lenders (the "Ownership Information"), whether such Lender is
                                 ---------------------
an original Lender or the assignee of another Lender pursuant to an Assignment Agreement and the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto. Any transfer of an ownership interest in any Advance, including any right to principal or interest payable with respect to such Advance, shall be subject to and conditioned upon the due recordation of such transfer and Ownership Information with respect to the transferee in the Register and such transfer shall be effective only upon such recordation (and not prior thereto). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     Section 11.7  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8  Severability.  Any provision of this Agreement which is for
                   ------------
any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.9  Interest and Charges.  It is not the intention of any parties
                   --------------------
to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

     Section 11.10  Headings.  Headings used in this Agreement are for
                    --------
convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 11.11  Amendment and Waiver.  The provisions of this Agreement may
                    --------------------
not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase any Specified Percentage or commitment of any Lender, or
(ii) extend the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations or other amount owing under any Loan Documents, or (iii) release any security for or guaranty of the Obligations (except pursuant to this Agreement), or (iv) reduce the fees payable hereunder, or (v) revise this Section 11.11, or
                                                              -------------
(vi) waive the date for payment of any of the Obligations, or (vii) amend the definition of "Determining Lenders," "Revolving Credit Percentage", "Facility A Term Loan Specified Percentage", "Facility B Term Loan Specified Percentage" or "Total Specified Percentage"; (b) without the consent of the Administrative Agent, if it would alter the rights, duties or obligations of the Administrative Agent; or (c) without the consent of the Issuing Bank, if it would alter the rights, duties or obligations of the Issuing Bank. Notwithstanding anything in this Agreement to the contrary, no amendment, waiver or consent that changes the allocations of payments between the Facility A Term Loan Advances and the Facility B Term Loan Advances may be without the express written consent of the following: Lenders holding more than 50% of all outstanding Facility A Term Loan Advances and the Lenders holding more than 50% of all outstanding Facility B Term Loan Advances. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Agent and, in the case of an amendment, by the Borrower.

     Section 11.12  Exception to Covenants.  Neither the Borrower nor any
                    ----------------------
Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     Section 11.13  No Liability of Issuing Bank.  The Borrower assumes all
                    ----------------------------
risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank,
           ------
and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by

(i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 11.14  Amendment, Restatement, Extension, Renewal and Increase.
                    -------------------------------------------------------
This Agreement is a renewal, extension, amendment, increase and restatement of the Existing Credit Agreement, and is not a novation of the "Obligations" (as defined in the Existing Credit Agreement). All terms and provisions of this Agreement supersede in their entirety the Existing Credit Agreement. All Liens covering the Collateral, or any part thereof, executed in connection with the Existing Credit Agreement shall remain valid, binding and enforceable Liens against the Persons which granted such Liens.

     SECTION 11.15  GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
                    -------------
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(B), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS, AND BORROWER AND EACH SURETY, GUARANTOR, ENDORSER AND ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY MONEY PAYABLE WITH RESPECT TO THE LOAN DOCUMENTS, JOINTLY AND SEVERALLY WAIVE THE RIGHT TO BE SUED ELSEWHERE. THE BORROWER AND EACH LENDER AGREE THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE EXCLUSIVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 11.16  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE
                    --------------------
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

     SECTION 11.17  ENTIRE AGREEMENT.  THIS WRITTEN AGREEMENT, TOGETHER WITH THE
                    ----------------
OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                  ==========================================
                  REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
                  ==========================================

     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:                     KEVCO, INC.



                              By:   /s/ GREGORY G. KIMMEL
                                    -----------------------------
                                    Gregory G. Kimmel
                                    Vice President

ADMINISTRATIVE AGENT:         NATIONSBANK OF TEXAS, N.A., as Administrative
                              Agent



                              By:   /s/ TODD SHIPLEY
                                    -----------------------------
                                    Todd Shipley
                                    Senior Vice President


LENDERS:                      NATIONSBANK OF TEXAS, N.A., as a Lender



                              By:   /s/ TODD SHIPLEY
                                    -----------------------------
                                    Todd Shipley
                                    Senior Vice President

                              901 Main Street, 67th Floor
                              Dallas, Texas  75202
                              Attn: Todd Shipley
                                    Senior Vice President

                              THE SUMITOMO BANK, LIMITED



                              By:   /s/ JULIE SCHELL
                                    ---------------------------------
                                    Name:  Julie A. Schell
                                         ----------------------------
                                    Title: Vice President
                                          ---------------------------


                              By:   /s/ KIRK L. STITES
                                    ---------------------------------
                                    Name:  Kirk L. Stites
                                         ----------------------------
                                    Title: Vice President and Manager
                                          ---------------------------

                              1601 Elm Street, Suite 4250
                              Dallas, Texas 75201
                              Attn: Julie A. Schell
                                    Vice President

                              NATIONAL CITY BANK KENTUCKY


                              By:   /s/ DON R. PULLEN
                                    -----------------------------
                                    Name:  Don R. Pullen
                                         ------------------------
                                    Title: V.P.
                                          -----------------------

                              101 South 5th Street
                              Louisville, Kentucky 40202
                              Attn: Don R. Pullen
                                    Vice President

                              GUARANTY FEDERAL BANK, F.S.B.


                              By:   /s/ ROBERT S. HAYS
                                    -----------------------------
                                    Name:  Robert S. Hays
                                         ------------------------
                                    Title: Vice President
                                          -----------------------

                              8333 Douglas Avenue
                              Dallas, Texas 75225
                              Attn: Robert S. Hays
                                    Vice President